Filed pursuant to Rule 424(b)(5) Registration No. 333-272324

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2023)

16,000,000 Common Shares

Snow Lake Resources Ltd.

We are offering on a best efforts basis 16,000,000 of our common shares, no par value, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each common share is US$1.00.

The common shares will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of common shares to be sold or minimum aggregate offering proceeds for this offering to close. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of common shares offered hereunder.

We have engaged ThinkEquity LLC, or the placement agent or ThinkEquity, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the common shares offered by this prospectus. The placement agent is not purchasing or selling any of the common shares we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of common shares or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the common shares offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the common shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the common shares offered hereby. Because there is no escrow account and no minimum number of common shares or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors.” We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

Our common shares are listed on the Nasdaq Capital Market under the symbol “LITM.” The last reported sale price of our common shares on the Nasdaq Capital Market on January 23, 2025 was US$1.39 per share.

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” for more information.

Investing in our common shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement beginning on page S-18, and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered hereby have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada and are not being offered in Canada or to any resident of Canada.

	Per Common Share	Total
Public offering price	US$1.00	US$16,000,000
Placement agent commissions (6.5%)(1)	US$0.065	US$1,040,000
Proceeds, before expenses, to us	US$0.935	US$14,960,000

(1)	In addition, we have agreed to pay for certain expenses of the placement agent. See “Plan of Distribution” for additional information regarding compensation payable to the placement agent and estimated expenses.

The delivery to purchasers of the common shares in this offering is expected to be made on or about January 27, 2025, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus supplement is January 23, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-272324) that we filed with the U.S. Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on August 9, 2023. Before buying any of the common shares offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

In this prospectus, unless the context otherwise requires, “we,” “us,” “our,” “our company,” “Snow Lake” and similar references refer to Snow Lake Resources Ltd. (d/b/a Snow Lake Energy) and, where appropriate, its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before making your investment decision with respect to our common shares, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and related notes, and other information incorporated by reference from our other filings with the SEC.

Our Company

Our Corporate Strategy

Our corporate strategy is to assemble and develop a portfolio of clean energy mineral projects designed to support the clean energy transition and electric vehicle, or EV, transition. Our overall focus is on uranium and lithium minerals projects. Geopolitical events continue to shape both the uranium and lithium markets, with the uranium market showing considerable strength, and the lithium market continuing to show weakness. Given the current state of the uranium and lithium markets, our primary focus this year will be to advance the exploration of our two uranium projects, while taking a slower, more careful approach to exploring our two lithium projects.

Overview

We are a Canadian clean energy exploration company with a global portfolio of clean energy mineral projects comprised of two uranium projects and two hard rock lithium projects. Our uranium projects consist of (i) the Black Lake Uranium Project, located in the Athabasca basin, Saskatchewan, Canada, and (ii) the Engo Valley Uranium Project, in Namibia. Our lithium projects consist of (i) the Shatford Lake Lithium Project, adjacent to the Tanco tantalum, cesium and lithium mine in Southern Manitoba, Canada, and (ii) the Thompson Brothers project and the Grass River project, or collectively, the Snow Lake Lithium™ Project, in the Snow Lake region of Northern Manitoba, Canada.

At present, we believe our uranium projects provide the best current opportunity to create shareholder value, and we intend to focus the majority of our exploration efforts and expenditures on our two uranium projects in the near term.

Uranium Market

Overview

Currently, the primary significant commercial use for U3O8 is as a fuel for nuclear power plants for the generation of electricity. Global demand for electricity is estimated to grow by approximately 50% by 2040, with calls to triple global nuclear capacity by 2050.

Nuclear energy underpins the three major global trends of electrification, decarbonization, and energy security.  Nuclear power plays a critical role in energy transition, as it is widely stated that there is no path to net zero carbon without nuclear power. At the 2023 United Nations Climate Change Conference or Conference of the Parties of the UNFCCC (more commonly known as COP 28), a total of 22 countries agreed to target tripling nuclear capacity by 2050 as countries focus on energy security and affordability. Nuclear energy provides clean, non-CO2 emissions, and low-cost energy, with greater generating capacity per footprint than other fuel sources. Nuclear power programs continue to expand, with 440 operating reactors in 31 countries, and with 60 reactors under construction in 18 countries.

Geopolitical Events

Geopolitical events continue to shape the global uranium market, including the ongoing Russian invasion of Ukraine, political instability in Niger, and the United States passing a series of laws banning the importation of Russian uranium and facilitating American nuclear energy leadership. These events continue to influence and drive the global energy mix and policy, with renewed focus on nuclear power as a means of ensuring energy security.

In 2024, the United States passed two significant pieces of legislation designed to advance clean energy, enhance energy security and independence, and revive an aging nuclear energy industry at home and bolster cutting-edge technologies abroad.

In May 2024, then President Biden signed into law the “Prohibiting Russian Uranium Imports Act,” which bans the import of enriched uranium produced in Russia or by Russian entities, and is designed to enhance the United States’ energy security by reducing its dependence on Russia for nuclear fuels. It also unlocks funding to support domestic uranium production. Russia is currently the largest foreign supplier of enriched uranium to the United States, according to U.S. Energy Department data.

In July 2024, then President Biden signed into law, the “Accelerating Deployment of Versatile, Advanced Nuclear for Clean Energy Act,” or the ADVANCE Act, which is designed to reestablish the United States as the global leader in nuclear energy in the 21st century. The ADVANCE Act is aimed at strengthening the United States’ energy security, as well as expanding nuclear power as a clean, reliable power source designed to remain a major part of the United States future energy mix.

Supply of Uranium

Geopolitical events continue to disrupt the global uranium supply chain.  A combination of low prices over the past decade, underinvestment in uranium projects and nuclear power, mine closures, challenges in re-starting idled uranium mines, and the COVID-19 pandemic, have all contributed to a reduction in the global supply of uranium.  More recently, uranium producers, developers, and physical uranium holding companies have continued to buy physical uranium, putting further strain on the uranium supply chain.

Demand for Uranium

Demand for uranium is being driven by the increasing focus on nuclear power as a component part of net zero, a policy shift to include nuclear power as clean energy, and the number of nuclear reactors in operation and under construction.

As noted above, with 440 operating reactors in 31 countries, and with 60 reactors under construction in 18 countries, total uncovered uranium requirements are estimated to be more than 500 million pounds through 2030. The World Nuclear Association’s Nuclear Fuel Report (2023) predicts a 28% increase in uranium demand from 2023 through 2030, with a 51% increase in uranium demand for the period from 2031 through 2040, providing plenty of scope for growth in nuclear capacity in a world focused on carbon emissions. Demand for uranium is forecast to outstrip uranium supply over the next decade.

Prices

As a result of the demand-and-supply dynamics,  prices of uranium have recovered from their lows over the past decade and briefly exceeded US$100 per pound U3O8 in January 2024, with current prices hovering around US$73 per pound U3O8.

We are of the view that the combination of supply and demand factors, against the backdrop of the search for solutions to decarbonization and managing global geopolitical risks, is positive for uranium exploration over the next decade.

Our Uranium Projects

The Engo Valley Uranium Project

In February 2024, our company, OG Acquisition 2 Corp., a private British Columbia company, or OG, Engo Valley Pty Ltd, a private Australian company, or Engo Valley, and Namibia Minerals and Investment Holdings (Proprietary) Limited, a private Namibian company, or NMIH, entered into a binding letter of intent, as amended by agreements dated March 15, 2024 and June 30, 2024, pursuant to which we agreed to acquire up to 100% of Engo Valley, which holds an 85% interest in NMIH, which in turn, is the sole registered and beneficial owner of 100% of the right, title and interest in Exclusive Prospecting License 5887, or EPL-5887. EPL 5887 hosts the Engo Valley Uranium Project. EPL-5887 covers an area of 69,530 hectares, is valid until February 12, 2026, and covers base and rare metals, industrial minerals, non-nuclear fuel mineral, nuclear fuel minerals, precious metals and precious stones.

The Engo Valley Uranium Project is located in the Skeleton Coast, in the Opuwo District of the Kunene Region, along the coast of northwest Namibia, approximately 600 kilometers (or approximately 373 miles) north of Swakopmund, Namibia. It is accessible from the south via 190 kilometers (or approximately 118 miles) of desert track roads from Mowe Bay, via the Sarusas mine. To the east, there are unconfirmed track roads that connect the project area to the settlement of Orupembe.

In July 2024, we entered into a share purchase agreement with the shareholders of Engo Valley, or the Engo Valley Shareholders, Engo Valley, OG, and NMIH, to acquire Engo Valley in two stages, as follows:

(i)	We acquired an initial 80% undivided interest in Engo Valley, which represents a 68% undivided interest in NMIH, or the First Stage Interest, by (a) paying to OG, upon the execution of the binding letter of intent, a cash amount of US$250,000, (b) incurring exploration expenditures of a minimum of US$200,000 on the Engo Valley Uranium Project on or prior to July 31, 2024, and (c) issuing to Engo Valley and its designees, on August 7, 2024 (being the closing date of the First Stage Interest), an aggregate of 2,024,496 of our common shares, or the First Stage Shares, being the common shares calculated by dividing US$2.0 million by the 5-day volume weighted average price of our common shares as of a specified date (which was US$0.9879). In accordance with the terms of the share purchase agreement, 50% of the First Stage Shares issued to Engo Valley and its designees have vested. The remaining 50% of the First Stage Shares have been placed in escrow, and will vest and be released from escrow upon the completion of an SK-1300 compliant mineral resource estimate on the Engo Valley Uranium Project; provided, that such unvested First Stage Shares will be cancelled if the SK-1300 compliant mineral resource estimate is not completed on or before June 30, 2025.

(ii)	We will acquire an additional 20% undivided interest in Engo Valley, which represents a 17% undivided interest in NMIH, or the Second Stage Interest, upon our incurring additional exploration expenditures of a minimum of US$800,000 on the Engo Valley Uranium Project on or before June 30, 2025; provided, that any expenditures we incurred in excess of the US$200,000 minimum exploration expenditures in connection with our acquisition of the First Stage Interest will be credited against the expenditure commitment for the Second Stage Interest.

We cannot assure you that all of the conditions necessary to acquire the Second Stage Interest will be satisfied.

After our acquiring of the Second Stage Interest, we will be obligated to make the following payments to Engo Valley, in the form of our common shares, upon the achievement of the following milestones:

(i)	Milestone Payment No. 1: In the event an SK-1300 compliant technical report determines there is a uranium mineral resource on the Engo Valley Uranium Project of a minimum of 10 million pounds with a minimum average grade of 250 parts per million, or ppm, U3O8, we will issue to Engo Valley or as it directs, an aggregate of 1,030,927 of our common shares, being the common shares calculated by dividing US$1,000,000 by the closing price of our common shares on February 20, 2024, as reported by the Nasdaq Capital Market (which was US$0.97); and

(ii)	Milestone Payment No. 2: In the event an SK-1300 compliant technical report determines there is a uranium mineral resource on the Engo Valley Uranium Project of a minimum of 25 million pounds with a minimum average grade of 250 ppm U3O8, we will issue to Engo Valley or as it directs, an aggregate of 1,030,927 of our common shares, being the common shares calculated by dividing US$1,000,000 by the closing price of our common shares on February 20, 2024, as reported by the Nasdaq Capital Market (which was US$0.97).

We designed a multi-phase exploration program for 2024 for the Engo Valley Uranium Project, which included:

●	analysis of all airborne survey data previously flown by the Namibian Government over the project area, together with all other historical exploration reports and data on the project area on file with the Namibian Ministry of Mines and Energy (now complete);

●	topographical survey of the project site (completed);

●	locating all historic drill collars from Gencor’s 1970 drilling campaign (completed);

●	radon cup survey of all historical targets, as well as a number of new targets, in order to verify the historical airborne survey data and to confirm both historic and new drill targets (completed);

●	an initial 1,000-meter reverse circulation drill program to twin the historical drill holes, and to begin an in-fill grid pattern between the historical drill holes (pending); and

●	downhole radiometrics on each of the new drill holes (pending).

We are currently planning an exploration program for 2025 for the Engo Valley Uranium Project, which we anticipate will include:

●	a Phase 2 drill program, consisting of approximately 2,500 meters of reverse circulation and diamond drilling, designed to test both the in-fill pattern between existing drill holes, as well to test a number of additional and extensional uranium targets;

●	downhole radiometrics results on each drill hole in Phase 2; and

●	preparation of a maiden SK-1300 mineral resource estimate based on the Phase 1 and Phase 2 drill results.

We do not consider the Engo Valley Uranium Project material at this time.

The foregoing description of the material terms of our acquisition of an indirect interest in NMIH is qualified in its entirety by reference to the share purchase agreement dated July 31, 2024, which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The Black Lake Uranium Project

The Black Lake Uranium Project is located in the Athabasca Basin, Saskatchewan, Canada, 55 kilometers (or approximately 34 miles) to the northeast of the town of Stoney Rapids, Saskatchewan, Canada. It consists of 20 mining claims covering 18,908 hectares and is divided into four projects, namely, Higginson Lake, Charlebois Lake, Fisher Hayes and Spreckley Lake.

Doctors Investment Group Ltd., a private British Columbia company, or Doctors Investment, is the sole registered and beneficial owner of 100% of the right, title and interest in the mineral claims comprising the Black Lake Uranium Project.

Global Uranium Acquisition Corp (Pty) Ltd, a private Australian company, or Global Uranium, is party to a mineral property option agreement with Doctors Investment, dated March 24, 2024, pursuant to which Global Uranium can earn a 100% interest in the Black Lake Uranium Project, as explained further below.

In May 2024, we entered into a share purchase agreement with the shareholders of Global Uranium, or the Global Uranium Shareholders, and Global Uranium, to acquire Global Uranium, for the following consideration:

●	Payment by us to Global Uranium of an amount of C$50,000, in cash, upon the execution of the letter of intent relating to the acquisition, which amount has been paid;

●	Our issuance to the Global Uranium Shareholders of an aggregate of 1,000,000 of our fully paid and non-assessable common shares, or the Initial Snow Lake Shares, upon execution of the share purchase agreement, which shares have been issued; and

●	Our issuance to the Global Uranium Shareholders of an aggregate of 1,000,000 of our fully paid and non-assessable common shares, in the event an SK-1300 compliant technical report determines that there is a uranium mineral resource on the Black Lake Uranium Project of a minimum of 10 million pounds U3O8 with a minimum average grade of 500 ppm U3O8 per tonne.

Our acquisition of Global Uranium was completed on June 21, 2024.

Pursuant to Global Uranium’s mineral property option agreement with Doctors Investment, Global Uranium can earn a 100% interest in the Black Lake Uranium Project, upon the satisfaction of the following conditions:

(i)	Cash Payments: Payment by Global Uranium to Doctors Investment of the following amounts in cash:

(a)	C$50,000 within two days of signing the mineral property option agreement, which amount has been paid;

(b)	C$150,000 within 30 days of the signing of the mineral property option agreement, which amount has been paid;

(c)	C$250,000 on or before the first anniversary of the signing of the mineral property option agreement;

(d)	C$350,000 on or before the second anniversary of the signing of the mineral property option agreement;

(e)	C$400,000 on or before the third anniversary of the signing of the mineral property option agreement;

(f)	C$600,000 on or before the fourth anniversary of the signing of the mineral property option agreement.

(ii)	Exploration Expenditures. Global Uranium incurring the following exploration expenditures on the Black Lake Uranium Project:

(a)	C$500,000 in exploration expenditures on or before the first anniversary of the signing of the mineral property option agreement;

(b)	C$500,000 in exploration expenditures on or before the second anniversary of the signing of the mineral property option agreement; and

(c)	C$1,000,000 in exploration expenditures on or before the third anniversary of the signing of the mineral property option agreement.

Global Uranium has the right under the option agreement to accelerate both cash payments and/or the exploration expenditures prescribed under the option agreement.

Following the exercise of the option, Global Uranium will grant a 1% net smelter royalty to Doctors Investment upon commencement of commercial production, which net smelter royalty may be purchased by Global Uranium at any time at a cost of C$1,500,000.

We cannot assure you that all of the conditions necessary for Global Uranium to earn a 100% interest in the Black Lake Uranium Project will be satisfied.

We designed a multi-phase exploration program for 2024 for the Black Lake Uranium Project, which included:

●	compiling, digitizing and reviewing all historical exploration plans, maps, geological reports, survey reports, assessment reports, all previous geologic, radiometric, and scintillometer surveys, assay results from prior diamond drilling programs on the Higginson Lake, Charlebois Lake and Spreckley Lake project areas from prior companies’ exploration programs in the 1950’s and 1970’s (completed);

●	an airborne survey over the entire Black Lake Uranium Project area (completed);

●	upon receipt of permits, a program of prospecting and mapping and ground geophysics, focusing on areas of known mineralization, in order to assist in locating high-value drill targets (pending); and

●	upon receipt of permits, a program of diamond drilling, which is intended to be a program of up to 2,000 meters of diamond drilling, spread over approximately 10 holes of approximately 200 meters each, dependent upon appropriate drill target identification from prior phases of the program (pending).

Our plan with respect to the Black Lake Uranium Project for 2025 includes additional prospecting and ground geophysics, to refine the results of the airborne survey completed in 2024, and to assist in locating high-value drill targets. We are in the process of planning a drill program of up to 2,000 meters of diamond drilling, spread over approximately 10 holes of approximately 200 meters each, dependent upon appropriate drill target identification.

Based upon successful drilling, the objective of our 2025 program would be to produce an initial SK-1300 compliant mineral resource estimate.

We do not consider the Black Lake Uranium Project material at this time.

The foregoing descriptions of the material terms of our acquisition of Global Uranium, and Global Uranium’s mineral property option agreement with Doctors Investment, are qualified in their entirety by reference to their respective agreements, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

Our Lithium Projects

Our lithium projects consist of the projects described below. Until recently, our Snow Lake Project constituted our sole material project. The lithium market currently remains depressed. Lithium prices continue to remain low after a stratospheric rise in 2022, followed by a precipitous 80% drop during 2023. Demand for lithium continues to be weak, and a number of major global lithium producers continue to curtail production until the lithium market and lithium prices recover. Given the current state of the lithium markets, as mentioned above, our primary focus this year is to advance the exploration of our two uranium projects described above, while taking a slower, more careful approach to exploring our two lithium projects described below. At present, we do not consider our lithium projects to be material to our company.

The Shatford Lake Lithium Project

In January 2024, we signed an option agreement with ACME Lithium Inc., or ACME, pursuant to which ACME granted us the option to earn up to a 90% undivided interest in the mineral claims held by ACME at its Manitoba lithium pegmatite project areas, located in southeastern Manitoba, Canada, or the Shatford lake Lithium Project.

We may exercise the option by paying a total cash amount of C$800,000 and incurring a total of C$1.8 million in exploration and development expenditures, in each case over a two-year period.

Once we have earned a 90% undivided interest in the Shatford lake Lithium Project, and completed a positive feasibility study, a joint venture between us and ACME will be formed for further development, the detailed market standard terms and conditions of which will be agreed at the time of formation of the joint venture.

Upon formation of the joint venture: (i) we will hold a 90% interest, and ACME will hold 10% interest in the joint venture, (ii) our interest will be a 90% participating interest in the joint venture, but will fund 100% of all expenditures until the completion of a positive feasibility study, and (iii) ACME will retain a 10% free carried interest, without the need to contribute to expenditures until the completion of a positive feasibility study on the Shatford lake Lithium Project.

The Shatford Lake Lithium Project is comprised of 37 mineral claims located over three project areas, being Shatford Lake, Birse Lake, and Cat-Euclid Lake, totaling approximately 17,000 acres. The project is located in the Bird River Greenstone Belt in southeastern Manitoba, Canada. The region hosts hundreds of individual pegmatite bodies, many of which are classified as complex rare-element Lithium-Cesium-Tantalum, or LCT, pegmatites. Thirty-one of the mineral claims are contiguous to the south of Sinomine Corporation’s Tanco Mine, an LCT producer since 1969.

We have, together with Critical Discoveries, a private geological services consulting company, designed a multi-phase exploration program for the Shatford Lake Lithium Project, which includes:

●	compiling and analyzing all past exploration data generated by ACME, including all geophysical and geochemical data, as well as past drilling results, in order to identify targets for field work (completed);

●	initial prospecting and mapping, focusing on the northwest corner of the Shatford Lake Lithium Project and then expanding to cover the balance of the project. Initial prospecting activities to date have included the discovery of numerous pegmatites under heavy overburden. Samples have been taken and submitted to an assay lab for analysis (in progress);

●	depending on assay results and receipts of permits, a program of up to 2,000 meters of diamond drilling, spread over approximately 10 holes of approximately 200 meters each, and further dependent upon appropriate drill target identification from the previous phases of the program (pending); and

●	compilation and evaluation of all field data, assay results, and drill results from the exploration program (pending).

We do not consider the Shatford lake Lithium Project material at this time.

The foregoing description of the material terms of our option agreement relating to the Shatford lake Lithium Project is qualified in its entirety by reference to the option agreement, dated January 29, 2024, between us and ACME, which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The Snow Lake Lithium™ Project

The Snow Lake Lithium™ Project is a 100%-owned exploration stage project located in the Snow Lake region of Northern Manitoba, Canada, comprising 122 mineral claims covering 24,515 hectares (approximately 60,577 acres).  The Snow Lake Lithium™ Project consists of two deposits, the Thompson Brothers deposit and the Grass River deposit, which together have a measured, indicated and inferred resource estimate of approximately 8.2 million tonnes grading approximately 1% Li2O. To date, a total of 26,000 meters of drilling has been completed, of which approximately 20,000 meters are included in the current mineral resource estimate, with approximately 6,000 meters of drilling not included.

In July 2023, we completed an S-K 1300 Technical Report Summary of Initial Assessment, or the PEA, which considered a mine plan consisting of underground mining on both deposits, with an initial open pit on the Grass River deposit.  Metallurgical testwork has demonstrated that conventional lithium process technologies of dense media separation and floatation will provide robust recoveries. The PEA contemplated that tailings would ultimately be backfilled underground, with no permanent tailing facility above ground. The PEA also looked at the possibility of direct shipping ore, or DSO, as an early cash flow generating opportunity to use revenue from DSO sales to offset initial capital costs to construct the mine and processing facility. We believe, but cannot assure you, that options exist to sell the DSO to a variety of parties. The PEA is preliminary in nature and is intended to provide an initial, high-level review of the Snow Lake Lithium™ Project’s economic potential and design options.  The projected economic results include numerous assumptions and are based on measured, indicated and inferred mineral resource estimates for the Snow Lake Lithium™ Project, as specified in the PEA. Inferred resources are considered to be too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the pea will be realized.  Unlike mineral reserves, mineral resource estimates do not have demonstrated economic viability.

Due to a number of factors, including the current state of the lithium market and warmer than normal winter weather conditions in Northern Manitoba during early 2024, we did not undertake a planned winter drilling campaign. During 2024, we completed our second year of environmental baseline data collection. Additional exploration, including additional infill drilling, and drilling of the open extensions of both the Thompson Brothers and Grass River deposits, did not take place during 2024 due the factors described above.

Our plans for the Snow Lake Lithium™ Project in 2025 include the preparation of an updated SK-1300 mineral resource estimate to include drill results from our drill campaigns.

We are of the view that the Snow Lake Lithium™ Project does not have the scale, size, grade or project economics to make it an attractive exploration project at the present time given the current lithium pricing environment. As such, our management has determined that the Snow Lake Lithium™ Project is no longer a material asset to the Company. While we do not intend to abandon the Snow Lake LithiumTM Project, further exploration activities have been limited until such time as the lithium market recovers, lithium prices recover, investor interest in the lithium sector returns, and capital once again becomes available to fund exploration and development of lithium projects.

Our Competitive Strengths

We believe that the following competitive strengths will contribute to our success and differentiate us from our competitors:

●	We have a unique portfolio of clean energy mineral projects including uranium and lithium projects.

●	Our operations are located in the mining friendly jurisdictions of Canada and Namibia.

●	Our uranium operations are located in Canada, the world’s second largest uranium producer, and Namibia, the world’s third largest uranium producer.

●	Our uranium projects are considered to be top tier exploration projects with historical, non-modern mining code compliant uranium resources, that would benefit from modern exploration techniques and technology for uranium exploration.

●	Our leadership team consists of experienced mining executives, with a track record of exploration, development and operations, as well as corporate financing and mergers and acquisitions.

Our Growth Strategies

We have a corporate strategy to assemble and develop a portfolio of clean energy mineral projects designed to support the clean energy transition and the EV transition. We continue to review North American opportunities in the clean energy space, in an effort to identify additional sources of clean energy that have the potential to be commercialized, that would contribute to net zero, and that would complement our current portfolio of uranium and lithium projects.

We have developed a strategic plan for exploration and development of our projects that includes the following milestones:

●	Undertake exploration activities on our uranium projects. We intend to conduct exploration activities on our Engo Valley Uranium Project and Black Lake Uranium Project to confirm the existence of historical uranium mineralization and to produce an S-K 1300 compliant mineral resource estimate.

●	Undertake preliminary exploration activities on our Shatford Lake Lithium Project. We intend to conduct initial exploration activities on our Shatford Lake Lithium Project to identify and confirm the potential existence of tantalum, cesium and lithium mineralization.

●	Acquisitions of additional clean energy projects. In addition to our existing projects, our growth strategy includes the acquisition of other clean energy projects, including in areas of clean energy beyond uranium.

Recent Developments

Shareholder Approval of Certain Matters

Continuance

On May 8, 2024, we held our annual general and special meeting of our shareholders, or the 2024 Annual Meeting, at which our shareholders passed a special resolution authorizing and approving our continuance from the Province of Manitoba into the Province of Ontario, or the Continuance, under the Business Corporations Act (Ontario), or the OBCA, and to effect, at such time as our board deems appropriate, but in any event no later than three years after the 2024 Annual Meeting, such Continuance in accordance with the Corporations Act (Manitoba), or the MCA, and the OBCA, subject to our board of directors’ authority to decide not to proceed with the Continuance.

If the Continuance is effected, we will become a corporation under the laws of the Province of Ontario as if we had been incorporated under the OBCA. While the Continuance, if effected, will not, by itself, result in any change of our business or our assets or liabilities, or in the persons who constitute our board of directors or management, it will affect certain rights of our shareholders as they currently exist under the MCA. Consequently, you should consult your legal advisors regarding the implications of our effecting the Continuance, prior to purchasing our common shares in this offering.

A comparative summary of certain differences between the MCA and the OBCA is set forth in our management information circular for the 2024 Annual Meeting, dated March 28, 2024, attached as Exhibit 99.1 to our Form 6-K furnished to the SEC on April 11, 2024, and incorporated herein by reference. Such summary is not a comprehensive review of the two statutes, and is qualified in its entirety by the full text both statutes and the regulations thereunder.

Share Consolidation

At the 2024 Annual Meeting, our shareholders also passed a special resolution authorizing and approving the consolidation of our issued and outstanding common shares at such a consolidation ratio to be determined by our board of directors, at its sole discretion, and to effect, at such time as our board of directors deems appropriate, but in any event no later than three years after the 2024 Annual Meeting, a share consolidation of all of our issued and outstanding common shares on the basis of such determined consolidation ratio, subject to our board of directors’ authority to decide not to proceed with the consolidation.

Name Change

At the 2024 Annual Meeting, our shareholders also passed a special resolution to authorize our board of directors to amend our articles to change our current name to a name to be decided by our board of directors, in its sole discretion, and to effect such name change, at such time as our board of directors deems appropriate, but in any event no later than three years after the 2024 Annual Meeting, subject to our board of directors’ authority to decide not to proceed with the name change.

Entry into Binding Term Sheet

We entered into a binding term sheet with Free Battery Metal Limited (formerly, Titus Energy Corp.), or Free Battery, effective January 10, 2025, pursuant to which we can earn up to an 80% interest in Free Battery’s Mound Lake Property, or the Mound Lake Property.

Pursuant to the terms of the term sheet:

●	on or before the first anniversary of the effective date of a definitive agreement which will replace the term sheet, or the Definitive Agreement, we (a then 10% owner of the Mound Lake Property) will have the right, or the First Option, to acquire an additional 41% interest in the Mound Lake Property (for an aggregate 51% interest) upon (i) us having made work expenditures of at least C$1,000,000 and (ii) our payment of C$500,000 to Free Battery; and

●	on or before the second anniversary of the effective date of the Definitive Agreement, we will have the right to acquire an additional 29% interest in the Mound Lake Property (for an aggregate 80% interest) upon (i) us having made additional work expenditures of C$1,000,000 (for aggregate work expenditures of C$2,000,000, or the Work Commitment) and (ii) our payment of an additional C$1,000,000 to Free Battery (for aggregate cash payments of C$1,500,000). Shortfalls in work expenditures below the Work Commitment may be paid by us to Free Battery as cash in lieu of satisfying the work expenditures’ requirement.

Prior to the completion of a pre-feasibility study on the Mound Lake Property, we will be the operator of the Mound Lake Property and we will be responsible for all costs and expenses associated with exploration and development of the Mound Lake Property. Following the completion of a pre-feasibility study on the Mound Lake Property, the parties will diligently and in good faith negotiate the terms of a joint venture arrangement to advance development of the Mound Lake Property.

Following the exercise of the First Option, in the event that either party's interest in the Mound Lake Property falls below 10%, such party's interest will be converted into a 1% net smelter return royalty on the Mound Lake Property, which will not be subject to a right of first refusal or any other pre-emptive rights.

The foregoing description of the material terms of the binding term sheet is qualified in its entirety by reference to the binding term sheet effective January 10, 2025 between us and Free Battery, which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

Our Risks and Challenges

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated by reference herein. These risks include, but are not limited to, the following:

●	We have no history of mineral production, a limited operating history, and have not yet generated any revenues.

●	All of our business activities are in the exploration stage and there can be no assurance that our exploration efforts will result in commercial development of mineral deposits.

●	If we do not obtain additional financing, our business may be at risk or execution of our business plan may be delayed.

●	We may not achieve exploration success on our mineral resource projects.

●	Fluctuations in the price of uranium and alternate sources of energy could have an adverse effect on our uranium projects and our securities.

●	The uranium industry is subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

●	Our mineral resources or reserves may be significantly lower than expected or as currently published.

●	Mineral exploration and development are subject to extraordinary operating risks. We currently do not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us.

●	We may not be able to obtain or renew licenses or permits that are necessary to our operations.

●	Our financial statements have been prepared on a going concern basis and our financial status creates a doubt whether we will continue as a going concern.

●	The Black Lake Uranium Project, the Snow Lake Lithium™ Project, and the Shatford Lake Project may face indigenous land claims.

●	Volatility in lithium prices and lithium demand has made it currently commercially unfeasible for us to develop our lithium projects, and we cannot assure you when, if ever, such prices and demand will improve to a level that will make development of our lithium projects commercially feasible.

●	There can be no guarantee that our interests in our mineral resource projects are free from any title defects.

●	Failure to comply with federal, provincial and/or local laws and regulations could adversely affect our business.

●	Failure to comply with environmental regulation could adversely affect our business.

●	We may not be able to maintain a listing of our common shares on Nasdaq.

●	There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our securities.

The risks described above should be read together with the text of the full risk factors set forth in, or incorporated by reference into, the section entitled “Risk Factors” in this prospectus supplement, and the other information set forth in, or incorporated by reference into, this prospectus supplement, including our consolidated financial statements and the related notes. The risks summarized above or described in this prospectus supplement and the documents incorporated by reference herein are not the only risks that we face. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and future prospects.

Corporate Information

We were incorporated in the Province of Manitoba, Canada under the MCA on May 25, 2018. We currently have five wholly owned subsidiaries, Snow Lake Exploration Ltd., Snow Lake (Crowduck) Ltd., Global Uranium Acquisition Corp Pty Ltd., Snow Lake Investments (US) Ltd., and Snow Lake Exploration (US) Ltd. We also hold a majority interest in Engo Valley Pty Ltd.

Snow Lake Exploration Ltd. is an operating company formed to conduct the exploration and development of mineral resources. Snow Lake (Crowduck) Ltd. is an asset holding company that holds all of the ownership interests in 133 mineral claims on the Snow Lake Lithium™ Project. Global Uranium Acquisition Corp Pty Ltd is an asset holding company that holds the option to acquire all of the ownership interests in the 20 mineral claims on the Black Lake Uranium Project. Engo Valley Pty Ltd is an asset holding company that holds an 85% interest in Namibia Minerals and Investment Holdings (Proprietary) Limited, the Namibian private company that holds EPL-5887. EPL-5887 hosts the Engo Valley Uranium Project. Snow Lake Exploration (US) Ltd. is an asset holding company that holds our majority interest in Engo Valley Pty Ltd., and Snow Lake Investments (US) Ltd. does not currently have any operations or assets.

The mailing address for our principal executive office is 360 Main Street, 30th Floor, Winnipeg, Manitoba, Canada R3C 4G1, and our telephone number is (204) 815-5806. Our company email address is info@snowlakelithium.com.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our website address is www.snowlakeenergy.com. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our common shares. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the U.S. Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates is US$700 million or more as of the last business day of our most recently completed second fiscal quarter.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB, instead of pursuant to U.S. generally accepted accounting principles. IFRS differs in certain significant respects from U.S. generally accepted accounting principles. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

THE OFFERING

Common shares offered by us	We are offering 16,000,000 common shares.
Public Offering Price	US$1.00 per common share.
Common shares to be outstanding immediately after this offering	93,109,516 Common shares.
Use of proceeds

We estimate that our net proceeds from this offering will be approximately US$14,760,000, after deducting placement agent fees and commissions and offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common shares involves a high degree of risk and purchasers of our common shares may lose part or all of their investment. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” and our consolidated financial statements and related notes, before investing in our common shares.
Nasdaq Capital Market Symbol	“LITM”

The number of common shares to be outstanding immediately after this offering is based on 77,109,516 common shares outstanding as of the date of this prospectus supplement, and excludes, as of that date, the following:

●	807,771 common shares issuable upon the exercise of options outstanding under the Snow Lake Resources Ltd. Amended and Restated Stock Option Plan, or our Stock Option Plan, at a weighted average exercise price of US$1.50 per share;

●	995,000 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of US$4.13 per share;

●	7,914,452 common shares issuable upon the vesting of outstanding restricted share units;

●	Up to 1,000,000 common shares issuable upon the achievement of various milestones; and

●	1,598,961 common shares available for issuance under our Stock Option Plan.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the warrants and options or vesting of the restricted share units described above.

RISK FACTORS

Investing in our common shares involves a high degree of risk and uncertainties. Before you make a decision to invest in our common shares, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, and in other documents that we subsequently filed or will file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our common shares could decline and you could lose some or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Additional Risks Related to this Offering and Ownership of Our Common Shares

An investment in the common shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the common shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

You will experience immediate and substantial dilution in the net tangible book value per common share you purchase in this offering.

The offering price per share in this offering exceeds the net tangible book value per common share outstanding prior to this offering. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you will incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

We will have broad discretion in how we use the net proceeds from this offering and may not use such proceeds effectively, which could affect our results of operations and cause our share price to decline.

We will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Due to the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-24 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We may not be able to maintain a listing of our common shares on Nasdaq.

Although our common shares are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common shares may be delisted.

On December 7, 2023, we received a written notification from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common shares had been below US$1.00 per share for 30 consecutive business days. In accordance with Nasdaq rules, we had a period of 180 calendar days (or until June 4, 2024) to regain compliance with the minimum bid price requirement. On January 11, 2024, we received written notification from the Nasdaq that we had regained compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common shares had been above US$1.00 per share for 10 consecutive business days.

Subsequently, on May 24, 2024, we received another written notification from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common shares had been below US$1.00 per share for 30 consecutive business days. In accordance with Nasdaq rules, we had a period of 180 calendar days (or until November 20, 2024) to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common shares had to meet or exceed US$1.00 for at least ten consecutive business days during such 180-calendar day period. In the event we could not regain compliance by November 20, 2024, we could be eligible for an additional 180 calendar day grace period if we met the continued listing requirement for market value of publicly held shares (US$1.0 million) and all other Nasdaq initial listing standards, with the exception of the bid price and we provided written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. We did not regain compliance by November 20, 2024, and the staff of Nasdaq determined that we were eligible for an additional 180-calendar day period, or until May 19, 2025, to regain compliance.

We cannot assure you that we will regain compliance with the minimum bid price requirement by May 19, 2025.

Should we regain compliance, we cannot assure you that we will not, in the future, fail to comply with Nasdaq’s requirements to maintain the listing of our common shares on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing.

A delisting of our common shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. The delisting of our common shares could significantly impair our ability to raise capital and the value of your investment.

Because we have no current plans to pay cash dividends on our common shares, you may not receive any return on investment unless you sell your common shares for a price greater than that which you paid for it.

We have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our common shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. Further, under the terms of the MCA, we are prohibited from declaring or paying a dividend if our board has reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital. We may not pay any dividends on our common shares in the foreseeable future. As a result, capital appreciation, if any, of our common shares will be your sole source of gain for the foreseeable future.

This is a best efforts offering, no minimum number of common shares is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the common shares in this offering. The placement agent has no obligation to buy any of the common shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the common shares. There is no required minimum number of common shares or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of common shares or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the common shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the common shares offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, sections of this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as applicable, entitled “Prospectus Supplement Summary,” “Prospectus Summary,” “Risk Factors,” “Information On the Company,” “Operating and Financial Review and Prospects,” “Business Outlook and Strategy,” “Results of Operations” and “Liquidity and Capital Resources.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●       our plans, goals and strategies;

●       expectations regarding revenue, expenses and operations;

●       expectations regarding demand for, and prices of, minerals;

●       our having sufficient working capital and being able to secure additional funding necessary for the continued exploration of our property interests;

●       expectations regarding the potential mineralization, geological merit and economic feasibility of our projects;

●       expectations regarding exploration results at any of our projects;

●       mineral exploration and exploration program cost estimates;

●       expectations regarding any environmental issues that may affect planned or future exploration programs and the potential impact of complying with existing and proposed environmental laws and regulations;

●       receipt and timing of exploration permits and other third-party approvals;

●       government regulation of mineral exploration and development operations;

●       expectations regarding any social or local community issues that may affected planned or future exploration and development programs; and

●       key personnel continuing their employment with us.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate, “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus and the accompanying base prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus from our internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. While we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headlines in the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

FINANCIAL INFORMATION AND CURRENCY PRESENTATION

General

Numerical figures included in, or incorporated by reference into, this prospectus supplement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Reporting Standard

We report under IFRS, as issued by the IASB. The financial statements included in or incorporated by reference into this prospectus supplement have been prepared in accordance with IFRS, as issued by the IASB, and thus may not be comparable to financial statements of U.S. companies.

Currency Presentation, Fiscal Year and Exchange Rate Information

Our reporting currency and functional currency is the Canadian dollar. Our financial statements are denominated in Canadian dollars and presented in Canadian dollars.

References in this prospectus supplement to “C$” are to Canadian dollars and all references to “US$” are to United States dollars.

Our fiscal year (which we also refer to as our financial year) ends on June 30 of each year.

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain translations of certain Canadian dollar amounts into U.S. dollars (or vice versa) at specified rates. In translating such amounts at such rates, we make no representation that the Canadian dollar or U.S. dollar amounts referred to in this prospectus supplement or the documents incorporated by reference herein could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for US$1.00 into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

Year Ended June 30,
	2024	2023	2022
High	C$1.3875	C$1.3856	C$1.3039
Low	C$1.3128	C$1.2753	C$1.2329
Average	C$1.3551	C$1.3397	C$1.2659
Rate at end of period	C$1.3687	C$1.3240	C$1.2886

On January 23, 2025, the daily average exchange rate for Canadian dollars in terms of United States dollars as reported by the Bank of Canada was US$1.00 = C$1.4371.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common shares in this offering will be approximately US$14,760,000.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our common shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. Further, under the terms of the MCA, we are prohibited from declaring or paying a dividend if our board has reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital.

DILUTION

As of June 30, 2024, our historical net tangible book value was US$18.6 million, or US$0.72 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 25,766,065 common shares outstanding as of June 30, 2024.

After giving effect to our issuance of an aggregate of 51,343,451 common shares subsequent to June 30, 2024, our pro forma net tangible book value as of June 30, 2024 would have been US$43.3 million, or US$0.56 per share.

After giving effect to the pro forma adjustments described above and the sale of 16,000,000 common shares at an offering price of US$1.00 per share, and after deducting placement agent commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024, would have been approximately US$58.0 million, or approximately US$0.62 per common share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately US$0.06 per common share to our existing shareholders and an immediate decrease in pro forma as adjusted net tangible book value of approximately US$0.38 per share to purchasers of our common shares in this offering, as illustrated by the following table:

Public offering price per share			US$1.00
Historical net tangible book value per share as of June 30, 2024	US$	0.72
Decrease in net tangible book value per share attributable to the pro forma adjustments described above	US$	0.16
Pro forma net tangible book value per share as of June 30, 2024	US$	0.56
Increase in pro forma net tangible book value per share attributable to this offering	US$	0.06
Pro forma as adjusted net tangible book value per share after giving effect to this offering			US$0.62
Dilution per share to new investors purchasing shares in this offering			US$0.38

The table and discussion above excludes, as of the date of this prospectus supplement:

●	807,771 common shares issuable upon the exercise of options outstanding under our Stock Option Plan at a weighted average exercise price of US$1.50 per share;

●	995,000 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of US$4.13 per share;

●	7,914,452 common shares issuable upon the vesting of outstanding restricted share units;

●	Up to 1,000,000 common shares issuable upon the achievement of various milestones; and

●	1,598,961 common shares available for issuance under our Stock Option Plan.

DESCRIPTION OF SHARE CAPITAL

A description of our share capital is set forth in the accompanying base prospectus under the heading “Description of Share Capital,” as updated below. For more detailed information, please see our articles of incorporation and amendments thereto, which are filed as exhibits to the registration statement of which this prospectus supplement forms a part.

General

Our share capital consists of an unlimited number of common shares, no par value per share, and an unlimited number of preferred shares, issuable in series, no par value per share.

As of the date of this prospectus supplement, we had 77,109,516 common shares issued and outstanding held by 140 holders as shown on our shareholder list dated as of January 23, 2025, and no preferred shares outstanding.

Share Capital

Common Shares

Under our amended articles of incorporation, the holders of our common shares are entitled to one vote for each share held at any meeting of the shareholders. Subject to the prior rights of the holders of our preferred shares, the holders of our common shares are entitled to receive dividends as and when declared by our board of directors. See “Dividend Policy.” Subject to the prior payment to the holders of our preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets. Holders of common shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares. There are no provision in our amended articles requiring holders of common shares to contribute additional capital, or permitting or restricting the issuance of additional securities or any other material restrictions. The rights, preferences and privileges of the holders of common shares will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares that we may designate in the future.

Preferred Shares

Under our amended articles of incorporation, we are authorized to issue, without shareholder approval, an unlimited number of preferred shares, and subject to the provisions of the MCA, having the rights, privileges, restrictions and conditions, including dividend and voting rights, as set out in the articles, and such rights and privileges, including dividend and voting rights, may be superior to those of the common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common shares and the voting and other rights of the holders of common shares. We have no current plans to issue any preferred shares.

Warrants

As of the date of this prospectus, there were warrants to purchase an aggregate of 995,000 of our common shares outstanding, with a weighted average exercise price of US$4.13 per share.

Options

As of the date of this prospectus, there were options to purchase an aggregate of 807,771 of our common shares outstanding under our Stock Option Plan with a weighted average exercise price of US$1.50 per share.

Restricted Share Units

As of the date of this prospectus, there were 7,914,452 restricted share units outstanding.

History of Securities Issuances

During the fiscal year ended June 30, 2022, 243,419 common shares were issued as a result of the exercise of warrants for cash proceeds of C$365,114 (approximately US$283,329, based on the daily average exchange rate on June 30, 2022).

During the fiscal year ended June 30, 2023, 240,000 common shares were issued as a result of a debt settlement.

During the year ended June 30, 2023, 21,052 common shares were issued as a result of the exercise of warrants for cash proceeds of C$31,578 (approximately US$23,851, based on the daily average exchange rate on June 30, 2023).

On September 21, 2023, we closed a best-efforts flow-through financing through the issuance of 2,133,979 common shares at a price of C$3.6117 (approximately US$2.67) per common share, for gross proceeds of C$7,707,292 (approximately US$5,697,710).

On September 21, 2023, we also issued 21,276 common shares as consulting payment to a third party pursuant to a letter agreement. The common shares were valued at C$40,457 (approximately US$29,999, based on the daily average exchange rate on September 21, 2023), based on the closing share price of our common shares on the date of issuance.

On October 20, 2023, we issued 40,000 common shares to a third party pursuant to a marketing agreement. The common shares were valued at C$51,986 (approximately US$37,960, based on the daily average exchange rate on October 20, 2023), based on the closing share price of our common shares on the date of issuance.

On February 8, 2024, we issued 500,000 common shares in connection with the Muskrat Dam Project option agreement. We also issued 2,000,000 warrants, which were subsequently cancelled on July 28, 2024 in connection with the amendment and termination of the Muskrat Dam Project option agreement.

On February 14, 2024, we issued 60,000 common shares upon the vesting of restricted share units.

On February 20, 2024, we issued 325,000 common shares as a result of a debt settlement.

On June 21, 2024, we issued 1,000,000 common shares in connection with our acquisition of Global Uranium.

On July 28, 2024, we issued 3,500,000 common shares in connection with the amendment and termination of the Muskrat Dam Project option agreement.

On August 7, 2024, we issued 2,024,496 common shares in connection with our acquisition of the First Stage Interest with respect to the Engo Valley Uranium Project.

From August 22, 2024 until December 18, 2024, we sold 13,128,955 common shares under an at-the-market facility, or the August 2024 ATM Offering.

On December 20, 2024, we issued 15,750,000 common shares in a best-efforts public offering.

On December 31, 2024, we issued 18,750,000 common shares in a best-efforts public offering.

On January 9, 2025, the exercise prices on our then outstanding options were reduced, with the result that the weighted average exercise price of our outstanding options has been reduced from US$3.03 to US$1.50.

On January 9, 2025, we issued 100,000 common shares upon the vesting of 100,000 restricted share units, and 240,000 then vested restricted share units were redeemed for cash.

On January 9, 2025, we granted 7,814,452 restricted share units.

On January 9, 2025, we issued 590,000 common shares in connection with debt settlements and bonuses.

All references to the daily average exchange rate above are in reference to such rate as reported by the Bank of Canada on the specified dates. See “Financial Information and Currency Presentation.”

DESCRIPTION OF OUR COMMON SHARES

We are offering 16,000,000 common shares.

Common Shares

The common shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “LITM”. No other securities of the Company are registered under Section 12 of the Exchange Act. A description of our common shares is set forth under the heading “Description of Share Capital—Share Capital—Common Shares” in this prospectus supplement.

Our common shares are listed on The Nasdaq Capital Market under the symbol “LITM”.

The transfer agent and registrar for our common shares is Endeavor Trust Corporation. The address for Endeavor Trust Corporation is Suite 702, 777 Hornby Street, Vancouver, BC V6Z 1S4 Canada, and its telephone number is (604) 559-8880.

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the common shares offered by this prospectus. The placement agent is not purchasing or selling any such common shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such common shares, other than to use its “reasonable best efforts” to arrange for the sale of such common shares by us. Therefore, we may not sell all of the common shares being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the common shares offered hereby is expected to occur on or about January 27, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share public offering price, per share commissions we will pay to the placement agent in connection with the sale of the common shares pursuant to this prospectus supplement, per share proceeds, before expenses, to us, and related totals.

	Per Share	Total
Offering price	US$1.00	US$16,000,000
Placement agent commissions (6.5%)	US$0.065	US$1,040,000
Proceeds, before expenses, to us	US$0.935	US$14,960,000

We have also agreed to pay certain of the placement agent’s expenses relating to the offering, including the fees and expenses of the placement agent’s legal counsel not to exceed US$125,000; up to US$10,000 for data services and communications expenses; up to US$10,000 of the placement agent’s actual accountable “road show” expenses; and up to US$10,000 of the placement agent’s market making and trading, and clearing firm settlement expenses for the offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent commissions are approximately US$200,000.

Lock-Up Agreements

We have agreed for a period of 30 days from the date of this prospectus supplement, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our common shares (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, without the prior written consent of the placement agent.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our common shares offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Nasdaq Capital Market Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “LITM”.

Other Relationships

From time to time, the placement agent and/or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it will receive customary fees and commissions. ThinkEquity acted as sales agent for our August 2024 ATM Offering, for which ThinkEquity received compensation. In addition, ThinkEquity acted as placement agent in connection with two best efforts public offerings by us, which closed on December 20, 2024 and December 31, 2024, respectively, in each case for which ThinkEquity received compensation. Except as disclosed in this prospectus supplement, we have no other present arrangements with the placement agent or any of its affiliates for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the common shares offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

● to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

● to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

● to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

● in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

● to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, pr Regulation no. 1197l, as amended, or the Qualified Investors; and

● in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

● Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

● made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

● in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Transfer Agent

The transfer agent and registrar for our common shares is Endeavor Trust Corporation. The address for Endeavor Trust Corporation is Suite 702, 777 Hornby Street, Vancouver, BC V6Z 1S4 Canada, and its telephone number is (604) 559-8880.

MATERIAL UNITED STATES AND CANADIAN INCOME TAX CONSIDERATIONS

Canadian Income Tax Considerations

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares pursuant to this prospectus supplement and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (which we collectively refer to as the Canadian Tax Act), (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with us; (iii) is not affiliated with us; (iv) does not use or hold, and is not deemed to use or hold, common shares in a business or part of a business carried on in Canada; (v) is not an “insurer” as that term is defined in the Canadian Tax Act; (vi) has not entered into, with respect to the common shares, a “derivative forward agreement,” as that term is defined in the Canadian Tax Act; and (vii) holds the common shares as capital property (which we refer to as a Non-Canadian Holder). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank”, as that term is defined in the Canadian Tax Act. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, or the Canada-U.S. Tax Treaty, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which we refer to as the Proposed Amendments) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the common shares are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq unless at any particular time during the 60-month period that ends at that time:

●	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

●	more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, common shares could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of common shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Canadian Holder were a Resident Holder. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of common shares by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose common shares may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

U.S. Federal Income Taxation Considerations

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of common shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our common shares pursuant to this prospectus supplement and hold such common shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, currency or securities dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our common shares as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities. This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax consequences relating to an investment in our common shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our common shares. Persons considering an investment in our common shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although we do not believe that we were a PFIC for the year ending June 30, 2024, our determination is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service, or IRS. Accordingly, there can be no assurance that our conclusions regarding our status as a PFIC for the 2024 taxable year will not be challenged by the IRS and, if challenged, upheld in appropriate proceedings. In addition, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our common shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis.

If we are a PFIC in any taxable year during which a U.S. Holder owns our common shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our common shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our common shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our common shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our common shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our common shares. If the election is made, the U.S. Holder will be deemed to sell our common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our common shares if such U.S. Holder makes a valid “mark-to-market” election for our common shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock”.

Our common shares will be marketable stock so long as they remain listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our common shares held at the end of such taxable year over the adjusted tax basis of such common shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our common shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our common shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our common shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Consequently, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our common shares, the consequences to them of an investment in a PFIC, any elections available with respect to our common shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the common shares of a PFIC.

Distributions

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder that receives a distribution with respect to our common shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s common shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s common shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

A U.S. Holder receiving a distribution from which the 25% Canadian withholding tax (as described above in “Canadian Income Tax Considerations – Dividends”) has been deducted may be entitled to a foreign tax credit in determining the U.S. Holder’s federal income tax liability for the year in which the distribution is received. The availability of a full or partial foreign tax credit in respect of such Canadian withholding tax is determined under rules of considerable complexity, and the foreign tax credit may not be available in all cases. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the availability of the foreign tax credit with respect to distributions received from which Canadian tax has been withheld at source.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “—Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on our common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “—Passive Foreign Investment Company Consequences”, if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of our Common Shares

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our common shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in our common shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our common shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our common shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our common shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our common shares.

Information Reporting

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our common shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common shares offered by this prospectus supplement was passed upon for us by MLT Aikins LLP, Winnipeg, Manitoba, Canada. Certain legal matters in connection with the offering was passed upon for the placement agent by Dentons US LLP, New York, NY.

EXPERTS

Our consolidated financial statements as of June 30, 2024 and 2023, and for the years then ended appearing in our Annual Report on Form 20-F, and incorporated by reference herein, have been audited by DeVisser Gray LLP, an independent registered public accounting firm, as stated in their report appearing therein. Such financial statements are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of DeVisser Gray LLP are located at 401-905 West Pender Street, Vancouver, BC V6C 1L6.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus supplement and the accompanying base prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the common shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file and furnish reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file or furnish electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings and submissions available, free of charge, on our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our website address is www.snowlakeenergy.com. The information contained in or accessible from our website is not a part of this prospectus supplement or the accompanying base prospectus, nor is such information incorporated by reference herein or therein, and should not be relied upon in determining whether to make an investment in our common shares. We have included our website address in this prospectus supplement solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file or furnish with them into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede information contained in this prospectus supplement and the accompanying base prospectus.

The following documents previously filed or furnished with the SEC are incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 11, 2024, August 22, 2024, January 23, 2025 and January 24, 2025 and Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 24, 2025; and

●	the description of our common shares in our registration statement on Form 8-A, filed with the SEC on November 18, 2021, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus supplement but prior to the termination of the offering of the common shares covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules (unless we specifically state in such furnished material that such document or information is incorporated into the registration statement of which this prospectus supplement is a part).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the report or documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following mail address, e-mail address or phone number:

Snow Lake Resources Ltd.

360 Main St., 30th Floor

Winnipeg, Manitoba, Canada

R3C 4G1

Attn: Frank Wheatley

Telephone: (204) 815-5806

Email: info@snowlakelithium.com

You also may access the incorporated reports and other documents referenced above on our website at https://snowlakeenergy.com/financial-information/#SEC. The information contained in or accessible from our website is not a part of this prospectus supplement.

PROSPECTUS

Snow Lake Resources Ltd.

$100,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer, issue and sell from time to time, in one or more offerings, common shares, preferred shares, warrants and/or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100 million.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

The securities covered by this prospectus may be offered and sold through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

On August 2, 2023, the aggregate market value worldwide of our outstanding common equity held by non-affiliates was approximately $23.8 million, based on 11,577,810 common shares outstanding held by non-affiliates and a per share price of US$2.06 based on the closing sale price of the common shares on Nasdaq on August 2, 2023. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2023

Our common shares are listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “LITM.” On August 2, 2023, the last reported sale price for our common share was $2.06.

At present, there is a very limited market for our common shares. The trading price of our common shares has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in “Risk Factors.”

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “prospectus Summary—Implications of Being an Emerging Growth Company” and “prospectus Summary—Implications of Being a Foreign Private Issuer.”

We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering. Nonetheless, currently, our directors, officers and principal shareholders hold in aggregate approximately 36.38% or more of our common shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

As a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. See “Risk Factors—Risks Related to Our Common Shares and this Offering.”

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement, we may sell the securities described in this prospectus in one or more offerings up to a total aggregate offering price to the public of $100 million. Furthermore, so long as the aggregate market value worldwide of our public float is less than $75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Snow Lake,” “the company,” “we,” “us” and “our” refer to Snow Lake Resources Ltd. and its subsidiaries.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

GLOSSARY OF MINING TERMS

The following is a glossary of certain mining terms that may be used in this prospectus.

Claim	A mining right that grants a holder the exclusive right to search and develop any mineral substance within a given area.
Concentrate	A clean product recovered in flotation, which has been upgraded sufficiently for downstream processing or sale.

Dyke	A long and relatively thin body of igneous rock that, while in the molten state, intruded a fissure in older rocks.

Exploration	Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Grade

Term used to indicate the concentration of an economically desirable mineral or element in its host rock as a function of its relative mass. With gold, this term may be expressed as grams per tonne (g/t) or ounces per tonne (opt).

Indicated Mineral Resource

Part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.

Inferred Mineral Resource

Part of a mineral resource for which quantity and grade or quality can be estimated on the basis of limited geological evidence and sampling and reasonably implied, but not verified, geological and grade continuity.

Km	Kilometre(s). Equal to 0.62 miles.

kMT	Kilo metric tonne.

M	Metre(s). Equal to 3.28 feet.

Measured Mineral Resource

Part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Metallurgy	The science and art of separating metals and metallic minerals from their ores by mechanical and chemical processes.

Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more yielding minerals or metals.

Mineral Project

The term “mineral project” means any exploration, development or production activity, including a royalty or similar interest in these activities, in respect of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base, precious and rare metals, coal, and industrial minerals.

Mineral Reserve	The economically mineable part of a Measured and/or Indicated Mineral Resource.

Mineral Resource

A concentration or occurrence of diamonds, natural, solid, inorganic or fossilized organic material including base and precious metals, coal and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.

Ore	Mineralized material that can be extracted and processed at a profit.

Ounce	A measure of weight in gold and other precious metals, correctly troy ounces, which weigh 31.2 grams as distinct from an imperial ounce which weigh 28.4 grams.

Pegmatite	An igneous rock, formed by slow crystallization at high temperature and pressure at depth, and exhibiting large interlocking crystals usually greater in size than 2.5 cm (1 in).

PFS

Preliminary feasibility study. A Preliminary Feasibility Study is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the Modifying Factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the Mineral Resource may be converted to a Mineral Reserve at the time of reporting. A Pre-Feasibility Study is at a lower confidence level than a Feasibility Study.

Probable Mineral Reserve

The mineable part of an indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to  a Proven Mineral Reserve.

Spodumene	A pyroxene mineral consisting of lithium aluminum inosilicate, LiAl(SiO3)2, and is a source of lithium.

Tonne	A metric ton of 1,000 kilograms (2,205 pounds).

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

In this prospectus, “we,” “us,” “our,” “our company,” “Snow Lake” and similar references refer to Snow Lake Resources Ltd. and its consolidated subsidiaries.

OUR COMPANY

Our Mission

Snow Lake is committed to produce and supply lithium to the electric vehicle and battery market in North America. We aspire to set the standard for responsible lithium battery manufacturing.

Overview

We are an exploration stage mining company engaged in lithium exploration in the province of Manitoba, Canada.

Our primary focus is currently conducting exploration for lithium at our 100% owned Snow Lake Lithium™ Project. Our objective is to develop a world-class lithium mine in Manitoba strategically located to supply the U.S. “Auto Alley,” from Michigan to the southern United States, and the European battery market via our nearby access to the Hudson Bay Railway and the Port of Churchill. We aim to derive substantial revenues from the sale of lithium to the growing electric vehicle (“EV”) and battery storage markets in the United States and abroad. With access to renewable  and cheap energy produced in Manitoba, we expect to become a low cost  North American lithium producer mined exclusively with the benefit of power produced from fully sustainable, local sources.

The Historical Setting for the Growth of Lithium Demand

The unprecedented prosperity of the 20th century is very much attributable to the discovery of oil in Western Pennsylvania in the mid-1800s and the subsequent invention of the internal combustion engine. The symbiotic relationship between oil and the internal combustion engine has been the underpinning of world economic growth, expansion and, most importantly, the empowerment of millions of people to whom mobility and freedom have become a way of life. The interstate highways that flourished in the United States over the past century have enabled commercial fluidity across the globe that capitalized exponentially on the gilded age of rail.

Until recently, a world without oil and the internal combustion engine was inconceivable and environmentalists protesting the high price being paid for our economic way of life, were brandished unrealistic luddites. The paradox of environmental sensitivity and the irreversible progress of a polluting population seemed permanently juxtaposed, until it wasn’t.

Today, we have reached the confluence where economic reality and social responsibility can finally meet. Thanks to technological innovation, through the development of the lithium battery we can now create an electric fleet of vehicles that not only delivers luxury and economy but is also ecologically friendly to our planet. We are now on the precipice of the next great economic age - preceded by the steam engine, the railroad, the combustion engine and the internet, we are now ready to be catapulted into the electric age. With the advent of the lithium battery, no longer will we have to rely on fossil fuel to power our economy or our cars as we embark into the next great age and, more importantly, we can limit and ultimately reverse the damage caused to our planet by the rapid economic expansion of the past century.

The Coming Commodity Supercycle and Growth in Lithium Demand

From our perspective, indications suggest that we are currently on the verge of a commodity supercycle fueled by pent up demand, infrastructure spending and post-COVID-19 economic exuberance. We expect that lithium, in particular, will benefit not only from a general rise in commodity demand but, specifically, from what we see as the tipping point for vehicle fleet electrification.

We believe that the journey now to the full electrification of our global automobile fleet has begun. Demand for EVs is being driven by conscious consumers who take the threat of global warming seriously and who have forced a universal commitment from the manufacturing industry to produce cars to match their environmentally conservative outlook. During the coming years, the achievement of this fleet conversion will be the primary challenge for the worldwide automobile industry and the determining factor will not be design or engineering, but batteries. Batteries will be the fuel and gold of the 21st century. Based on today’s predictions of the trajectory of future EV growth, the world will not have sufficient battery capacity to match growing demand. Today’s global fleet of approximately 1.4 billion automobiles includes 10 million plug in electric vehicles, an increase from only one million such EVs in 2015. Extrapolating the growth trajectory of EV demand, we believe that current industrial infrastructure is not scaled sufficiently to meet the coming demand.

Lithium is the key mineral ingredient in the power storage component of the EV revolution and the global demand growth curve for lithium consumption over the next decade is expected to be exponential. While normal commodity cycles are affected by incremental and organic growth, it is only once in a century that we witness new, previously nonexistent demand grow to accommodate a new economic, social and cultural reality.

We believe that current global lithium production cannot cover a fraction of the projected exponential growth anticipated in the coming EV growth cycle and we intend to position our company to become a significant lithium supplier to the North American automotive industry and beyond.

Today, a large portion of the global lithium output is mined in diverse global locations such as Australia and Chile, transported great distances, primarily to China, for processing and then shipped again, back to the North American automobile industry. This is not a sustainable model and will not provide the necessary environmental or geopolitical comfort that will be required to electrify the global fleet of automobiles.

Our Corporate Strategy

Snow Lake is committed to mining, refining and providing battery grade lithium to the burgeoning North American electric vehicle consumer market.

We are currently finalizing our IA (Initial Assessment) / PEA (Pre-Economic Assessment), which will include metallurgy analysis, an updated mineral resource estimate for both the Grass River and Thompson Brother Lithium Projects, engineering assessment and ore sorting optimization, among other studies. This is scheduled to be released in early August 2023. In addition, the company is now into its second year of environmental baseline studies as well as progressing negotiations and discussions with local communities and First Nations peoples.

As the vast majority of our 59,587 acres of tenure remains underexplored, a field exploration and scout drilling campaign is being planned for the summer of 2023. Additionally, we have just completed over 25,000m of drilling over the last 16 months which will go towards further defining our resource at Thomson Brothers and delineating a resource at the Grass River Project.

We are confident that we will be in a position to begin the construction and commissioning of our mining operations during 2024/2025

The Snow Lake Lithium™ Project

Our 100% owned Snow Lake Lithium™ Project consists of 59,587 acres of Crown land near Snow Lake, north-central Manitoba, Canada. We refer to this property as the Snow Lake Lithium™ property. The Snow Lake Lithium™ property encompasses two lithium-rich spodumene pegmatite clusters known as the Thompson Brothers and Grass River pegmatite dykes.

Approximately 15,000M of extension and infill drilling has been completed at Thompson Brothers to confirm and further define the above mentioned mineral resource.  Additionally, the company has recently drilled 10,000m at the Grass River Project in an effort to confirm a maiden Mineral Resource. The results of these drilling campaigns are being fed into updated resources models which are in turn being analyzed to determine the economic viability of the project. We previously obtained an S-K 1300 compliant report dated June 9, 2021 assessing the potential mineral resources.  As a result of the death of one of the Qualified Persons participating in that report, which leaves us unable to obtain their consent to the inclusion of the report herein, we are not filing that report, nor describing its specific results or incorporating it by reference herein.

Our Opportunity

Our Snow Lake Lithium™ Project is strategically located in Manitoba, Canada, ideally situated to economically deliver mined and processed lithium products to the EV battery industry serving North America’s “Auto Alley” from Michigan to the southern United States. With direct rail access running north to the Port of Churchill, which supplies access to Europe by ship, we expect to be able to potentially economically deliver our future lithium output to the markets of Europe as well. We have only explored 1% of the Snow Lake Lithium™ property. We expect to continue to prove up our project and hope to delineate SK-1300 resources in the near future through further exploration and technical analysis and reporting, although we can provide no guarantee that our indicated and inferred resource will be confirmed as proven or probable. With expected to be significant mineral resources and our prime location, successful completion of a PEA, obtaining of the required permitting and building of a mine and ore concentrator, we expect to be able to produce economically significant amounts of marketable lithium ore concentrate in a socially responsible and environmentally friendly way while utilizing a significant amount of renewable energy to power our mining operations. We expect to be in a strong position to be able to exploit, through offtake agreements with OEM manufacturers and other battery makers, the anticipated rising demand for lithium to meet the burgeoning needs of the EV battery and related markets in North America and beyond.

Our Competitive Strengths

We believe that the following competitive strengths contribute to be our success and to differentiate us from our competitors:

●	Our Snow Lake Lithium™ property is large, and we believe it is host to valuable lithium resources in commercial quantities.

●	Access to Manitoba produced 97%+ renewable energy is expected to enable us to become the first supplier in North America of lithium mined exclusively with the benefit of fully renewable sources of energy.

●	No significant technical challenges related to exploration and development of the deposits have been identified.

●	We are strategically located in the North American market.

●	Our operations are located in an exceptional mining friendly jurisdiction with excellent mining infrastructure.

●	Our leadership team consists of experienced mining executives and operators, with a track record of de-risking and delivering.

●	The combination of the benefits of location in a mining friendly jurisdiction, and strategic proximity to the major United States EV manufacturing markets should make us an attractive source for offtake agreements with lithium battery and/or EV manufacturers who will need to secure their raw material supplies.

Our Growth Strategies

We have developed a strategic plan for further exploration and development of the Snow Lake Lithium™ property that includes the following milestones:

●	Complete and announce our resource update in accordance with the SEC’s new Mining Modernization Rules (field work completed) to expand and upgrade our Thomson Brothers Lithium Projects.

●	Announce a maiden Mineral Resource Estimate for the Grass River Lithium Project.

●	Complete a IA / PEA, study (anticipated in early August 2023).

●	Complete next stage of resource exploration drilling leading to resource upgrade to the Measured from Indicated level.

●	Conduct “boot and hammer” and scout drilling exploration do determine if there are additional prospects located on our Snow Lake Lithium™ property which in turn could add additional tonnage through further drilling. We also intend to explore for extensions to the existing mineral resources and other potential mineralization within the Snow Lake Lithium™ property.

Recent Developments

Current Cash and Cash Equivalents

As of May 1, 2023, our cash and cash equivalents balance was C$5,953,698 (US$4,395,170 based on the exchange rate of 1.3546 as of May 1, 2023).

Collaboration with LG Energy Solution to Establish Lithium Supply Chain in North America

We signed a non-binding Memorandum of Understanding (MOU) with LG Energy Solution (LGES: KRX 373220) on September 22, 2022 as a next step towards building the domestic supply chain for the North American electric vehicle market.

Under the terms of the MOU, we and LGES are to collaborate to explore the opportunity to create one of Canada's first lithium hydroxide processing plants in CentrePort, Winnipeg, Manitoba. Under the terms of the MOU, we would supply LGES with lithium over a 10-year period once production starts in 2025. The MOU and contemplated partnership are be subject to a number of conditions, including the completion of due diligence from both parties. There has been no substantial progress yet on implementing the goals of the MOU, and there is no assurance that the proposed collaboration contemplated by the MOU will in fact occur.

Our Corporate Structure

We were incorporated in the Province of Manitoba, Canada under The Corporations Act (Manitoba), or MCA, on May 25, 2018 by our major shareholder Nova. As of the date of this prospectus, Nova owned approximately 36.29% of our outstanding common shares.

We have three wholly owned subsidiaries, Snow Lake Exploration Ltd., or Snow Lake Exploration, Snow Lake (Crowduck) Ltd., or Snow Lake Crowduck, and Thompson Bros (Lithium) PTY Ltd. (formerly Manitoba Minerals Pty Ltd), or Thompson Bros. Through a series of agreements between 2016 to 2019 we acquired a 100% interest in the Snow Lake Lithium™ property. Our subsidiary, Thompson Bros, which owned our 20 claims before they were transferred to Snow Lake Crowduck, has been deregistered in Australia and Manitoba.

Corporate Information

Our corporate address is, 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada. Our company email address is info@snowlakelithium.com.

Our registered office is located at 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168.

Our website can be found at https://snowlakelithium.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our common shares.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to IFRS, as issued by the International Accounting Standards Board, instead of pursuant to U.S. generally accepted accounting principles. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus are based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Canadian mining industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Our reporting currency and our functional currency is Canadian dollar. This prospectus contains translations of Canadian dollars into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Canadian dollars into U.S. dollars relating to the unaudited interim consolidated financial statements as of December 31, 2022 and for the six months ended December 31, 2022 and 2021 in this prospectus were made at a rate of C$1.3532 per US$1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of December 30, 2022. All translations from Canadian dollars into U.S. dollars relating to the audited consolidated financial statements as of and for the years ended June 30, 2022 and 2021 in this prospectus were made at a rate of C$1.2871 per US$1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of June 30, 2022. On March 31, 2023, the noon buying rate for Canadian dollar was $1.3525 per US$1.00. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollar, as the case may be, at any particular rate or at all.

All references in the prospectus to “U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States and all references to “C$” are to the legal currency of Canada.

Share Consolidation (a “Reverse Split”)

On October 7, 2021, we effectuated a one-for-five reverse stock split of our common shares, or the Reverse Split. The Reverse Split combined each five of our common shares into one common share. Fractional shares will not be issued to any existing shareholder in connection with the Reverse Split, but the Company purchased from each existing shareholder the right to such fractional share that would have been issued, at a price based on our initial public offering price. The right to fractional shares which the Company purchased resulting from the Reverse Split, in the aggregate, was less than ten (10) common shares. The historical audited financial statements included elsewhere in this prospectus have been adjusted for the Reverse Split. Unless otherwise indicated, all other share and per share data in this prospectus have been retroactively adjusted, where applicable, to reflect the Reverse Split as if it had occurred as at the June 30, 2019 fiscal year end.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F and the other documents that are filed after the date hereof that are incorporated by reference into this prospectus and the applicable prospectus supplement before purchasing our common shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Special Note Regarding Forward-Looking Statements.”

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

All of our business activities are now in the exploration stage and there can be no assurance that our exploration efforts will result in the commercial development of lithium concentrate or lithium hydroxide.

All of our operations are at the exploration stage and there is no guarantee that any such activity will result in commercial production of lithium mineral deposits. Very limited drilling has been conducted on our Snow Lake Lithium™ property to date, which makes the extrapolation of an S-K 1300 compliant indicated or inferred resource, if and when obtained, to an S-K 1300 probable or proven reserve and to commercial viability impossible without further drilling. We intend to engage in that additional exploratory drilling with proceeds from this and potential subsequent financings. The exploration for lithium deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish proven mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration programs planned by us or any future development programs will result in a profitable commercial mining operation. There is no assurance that our mineral exploration activities will result in any discoveries of commercial quantities of lithium. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted. Our long-term profitability will be in part directly related to the cost and success of our exploration programs and any subsequent development programs.

Our mineral resources or reserves may be significantly lower than expected or as currently published.

We are in the exploration stage and our planned principal operations have not commenced. There is currently no commercial production on the Snow Lake Lithium™ property and we have not yet completed a PFS. As such, our estimated proven or probable mineral reserves, expected mine life and lithium pricing cannot be determined as the exploration program, drilling, feasibility studies and pit (or mine) design optimizations have not yet been undertaken, and the actual mineral reserves may be significantly lower than expected. You should not rely on the past or any future S-K 1300 compliant technical report, or PFS, if and when completed and published, as indications that we will have successful commercial operations in the future. Even if we prove reserves on the Snow Lake Lithium™ property, we cannot guarantee that we will be able to develop and market them, or that such production will be profitable.

The estimation of lithium reserves is not an exact science and depends upon a number of subjective factors. Any indicated or inferred resource figures presented in this prospectus are estimates from the written reports of technical personnel and mining consultants who were contracted to assess the mining prospects. Resource estimates are a function of geological and engineering analyses that require us to forecast production costs, recoveries, and metals prices. The accuracy of such estimates depends on the quality of available data and of engineering and geological interpretation, judgment, and experience. Estimated indicated or inferred lithium resources may not be upgraded to indicated or measured or to probable or proved reserves, and any reserves may not be realized in actual production and our operating results may be negatively affected by inaccurate estimates. Additionally, resource estimates do not determine the economics of a mining project and, although we have begun to prepare a PFS, even once the PFS is produced we cannot guarantee that it will reflect positive economics for our mining resources or that we will be able to execute our plans to create an economically viable mining operation.

Our mineral resources described in our most recent S-K 1300 compliant indicated and inferred mineral resource report are only estimates and no assurance can be given that the anticipated tonnages and grades will be achieved, or that the indicated level of recovery will be realized.

Further, the independent resource consultant that prepared the currently published and most recent SK-1300 compliant indicated and inferred mineral resource report has recently passed away and the Company has therefore not been able to receive consent from the said consultant to use his estimate in this report. As such, the Company presently takes no responsibility for the accuracy of the said SK-1300 resource report, and is not describing the specific results of that report or incorporating the results of that report herein.

We intend to continue exploration on our Snow Lake Lithium™ property and we may or may not acquire additional interests in other mineral properties. The search for mineral deposits as a business is extremely risky. We can provide investors with no assurance that exploration on our current properties, or any other property that we may acquire, will establish that any commercially exploitable quantities of mineral deposits exist. Additional potential problems may prevent us from discovering any mineral deposits. These potential problems include unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of viable lithium mineral deposits on our properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

●	We have a limited operating history and have not yet generated any revenues;

●	Our financial statements have been prepared on a going concern basis and our financial status creates a doubt whether we will continue as a going concern;

●	If we do not obtain additional financing, our business may be at risk or execution of our business plan may be delayed;

●	The coronavirus pandemic may cause a material adverse effect on our business;

●	We previously obtained an S-K 1300 compliant indicated and inferred mineral resource report which represented only estimates and no assurance can be given that any anticipated tonnages and grades will be achieved, or that the indicated level of recovery will be realized. Although that report was S-K 1300 compliant, there has been insufficient drilling on the Snow Lake Lithium™ property to determine that we have inferred mineral resources under the SEC’s new Mining Modernization Rules. Further drilling will be required to determine whether the Snow Lake Lithium™ property contains proven or probable mineral reserves and there can be no assurance that we will be successful in our efforts to prove our resource. We are in the process of obtaining an updated S-K 1300 compliant report;

●	Mineral exploration and development are subject to extraordinary operating risks. We currently do not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us;

●	Our business operations are exposed to a high degree of risk associated with the mining industry;

●	We may not be able to obtain or renew licenses or permits that are necessary to our operations;

●	Our Snow Lake Lithium™ property may face indigenous land claims;

●	Volatility in lithium prices and lithium demand may make it commercially unfeasible for us to develop our Snow Lake Lithium™ Project;

●	The future market demand for lithium is and will be heavily dependent on the growth and development and continuing market acceptance and growth in market share of EVs with the overall North American and worldwide auto industry. Any reduction in the rate of growth of the EV industry may adversely affect lithium prices and the commercial feasibility of our Snow Lake Lithium™ Project;

●	There can be no guarantee that our interest in the Snow Lake Lithium™ property is free from any title defects;

●	Our mining operations are dependent on the adequate and timely supply of water, electricity or other power supply, chemicals and other critical supplies;

●	We currently report our financial results under International Financial Reporting Standards, or IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles;

●	Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenue; and

●	In the event that key personnel leave our company, we would be harmed since we are heavily dependent upon them for all aspects of our activities.

Risks Related to This Offering and Ownership of Our Common Shares

Risks and uncertainties related to this offering and our common shares include, but are not limited to, the following:

There is currently no trading market for certain of the securities and no assurance can be given that an active or liquid trading market for such securities will develop or be sustained.

There is currently no trading market for any preferred shares, warrants or units that may be offered and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. No assurance can be given that an active or liquid trading market for such securities will develop or be sustained. If an active or liquid market for such securities fails to develop or be sustained, the prices at which such securities trade may be adversely affected. Whether or not such securities will trade at lower prices depends on many factors, including liquidity of such securities, prevailing interest rates and the markets for similar securities, the market price of the common shares, general economic conditions and ours financial condition, historic financial performance and future prospects.

Our continued development may require us to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities.

Our continued development may require the Company to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If we raise additional funding by issuing additional equity securities or convertible debt securities such financings may substantially dilute the interests of our shareholders and reduce the value of their investment. Additional financings and share issuances may result in a substantial dilution to our shareholders of the Company and decrease the value of our securities.

The failure to raise or procure such additional funds as required could result in the delay or indefinite postponement of business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company.

The market prices for securities of mining companies, including our securities, historically have been and may continue to be volatile.

The market prices for securities of mining companies, including our securities, historically have been and may continue to be volatile. Future developments concerning us or our industry, including downward fluctuations in the price of lithium, may have a significant impact on the market price of the common shares.

There may not be an active liquid market for the common shares and there is no guarantee that an active trading market for the common shares will be maintained on Nasdaq.

There may not be an active liquid market for the common shares. There is no guarantee that an active trading market for the common shares will be maintained on Nasdaq. Investors may not be able to sell their common shares quickly or at the latest market price if trading in the common shares is not active.

Management will have discretion in the use of proceeds and the use of available funds.

Management will have broad discretion concerning the use of the net proceeds from the offering of any securities by us and the use of available funds, as well as the timing of their expenditures. Depending on fluctuations in lithium prices and other factors, the intended use of proceeds from the offering of any securities and use of available funds may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any securities and use of available funds. Management may use the net proceeds from the offering of any securities and available funds in ways that an investor may not consider desirable if they believe it would be in our best interests to do so. The results and the effectiveness of the application of proceeds from an offering of any securities and available funds are uncertain. If the proceeds and available funds are not applied effectively, our results of operations may suffer.

●	If through additional drilling we are not able to prove our resource according to the SEC’s new Mining Modernization Rules, your investment in our common shares could become worthless;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws;

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares;

●	A major shareholder, Nova Minerals, owns a significant interest in our outstanding common shares. As a result, it will have the ability to influence all matters submitted to our shareholders for approval; and

●	Future issuances of debt securities, which would rank senior to our common shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our common shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common shares.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	expectations regarding revenue, expenses and operations;

●	our having sufficient working capital and be able to secure additional funding necessary for the continued exploration of our property interests;

●	expectations regarding the potential mineralization, geological merit and economic feasibility of our projects;

●	expectations regarding exploration results at the Snow Lake Lithium™ Project;

●	mineral exploration and exploration program cost estimates;

●	expectations regarding any environmental issues that may affect planned or future exploration programs and the potential impact of complying with existing and proposed environmental laws and regulations;

●	receipt and timing of exploration permits and other third-party approvals;

●	government regulation of mineral exploration and development operations;

●	expectations regarding any social or local community issues that may affected planned or future exploration and development programs; and

●	key personnel continuing their employment with us.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2023.

You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	C$	US$
Cash	8,025,129	5,930,044
Total long-term obligations	-	-
Shareholders’ equity:
Share capital	40,570,773	29,979,142
Reserves	7,234,905	5,346,121
Deficit	(22,043,401)	(16,288,629)
Total shareholder’s equity	24,762,277	19,036,634
Total capitalization	24,762,277	19,036,634

The table above is based on 18,185,810 shares outstanding as of the date of this prospectus and excludes:

●	952,407 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock at an exercise price of US$7.50 per share;

●	350,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock at an exercise price of US$2.50 per share;

●	160,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of C$2.50 (approximately US$1.85) per share;

●	250,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$2.25 per share;

●	694,325 additional common shares that are reserved for future issuance under our Amended and Restated Stock Option Plan;

●	1,341,054 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of C$2.89 (approximately US$2.14) per share;

●	184,000 common shares issuable upon exercise of the warrants issued to the representative of the underwriters in our initial public offering at an exercise price of US$9.375 per share; and

●	670,000 common shares issuable upon the exercise of restricted share units.

USE OF PROCEEDS

The use of proceeds from the sale of securities will be described in the applicable prospectus supplement relating to a specific offering and sale of securities. Among other potential uses, we may use the net proceeds from the sale of securities offered hereunder for resource development activities, technical studies and reports, working capital and general corporate purposes.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Shares—We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.”

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

We will bear all fees and expenses incurred in effecting the registration of the common shares and other securities covered by this prospectus, including registration, listing, qualification and filing fees, fees and expenses of our counsel and our independent registered public accountants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale, including in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act made through the facilities of Nasdaq or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

PRIOR SALES

Information in respect of prior sales of common shares and other securities distributed under this prospectus and for securities that are convertible or exchangeable into common shares or such other securities within the previous 12-month period will be provided, as required, in a prospectus supplement with respect to the issuance of common shares and/or other securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The outstanding common shares are traded on the Nasdaq under the symbol “LITM”. Trading prices and volumes of the common shares for the previous 12-month period will be provided, as required, in each prospectus supplement.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers.

NAME	AGE	POSITION
Frank Wheatley	65	Chief Executive Officer
Peretz Schapiro	43	Interim Chief Operating Officer and Director
Keith Li	43	Chief Financial Officer
Brian Youngs	71	Vice President, Exploration
Nachum Labkowski	37	Director and Chairman of the Board
Kathleen Skerrett	53	Independent Director
Brian Imrie	61	Independent Director
Shlomo Kievman	38	Independent Director

On July 14, 2023, our Board of Directors appointed Mr. Frank Wheatley, 65, as our Chief Executive Officer (“CEO”), effective July 17, 2023.  Effective August 2, 2023, Dale Schultz resigned as VP of Resource Development.

Frank Wheatley.  Prior to joining us, Mr. Wheatley has, for the past 35 years, been a senior executive and independent director of a number of Canadian public mining companies operating globally in precious, base and industrial metals.  Mr. Wheatley was an independent director Teranga Gold Corporation from 2010 to 2021, when it was acquired by Endeavour Mining, and was appointed an independent director of Endeavour Mining upon the closing of the acquisition.  He was the Executive Director of Talison Lithium Limited from 2010 to 2013, until its acquisition by Tianqui Lithium.  Mr. Wheatley served as the CEO of Yellowhead Mining Inc. from 2013 to 2018 and as the CEO of and Karnalyte Resources Inc. from 2018 to 2019.  From 2019 until present, Mr. Wheatley has been CEO of Wheatley Advisors Inc., providing bespoke advice on ESG matters to Canadian public mining companies in the battery metals space.  Mr. Wheatley has extensive domestic and international experience with development and operating gold, copper, lithium and potash companies, including mergers and acquisitions, project financing, project development, and environmental permitting in accordance with all international best practice, environmental and corporate social responsibility standards.  Mr. Wheatley has a BComm (Finance) and an LLB from the University of British Columbia.  Mr. Wheatley has also been a member of the Law Society of British Columbia since 1985..

No family relationship exists between Mr. Wheatley and any of our other directors and executive officers. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which Mr. Wheatley was selected as CEO.

Peretz Schapiro.    Mr. Schapiro has served as our interim Chief Operating Officer and as a director since January 17, 2023 .  Mr. Schapiro holds a Masters degree in Applied Finance and has been a global investor for more than a decade, with a particular focus in the resources sector. He understands the fundamental parameters, strategic drivers, market requirements and what it takes for a high growth business. Mr Schapiro has a diverse professional background, with deep experience in resource exploration, corporate finance, management consulting, marketing and fundraising. Mr Schapiro is also the founding Chairman of Loyal Lithium Ltd (ASX:LLI) Founding Chairman of Summit Minerals (ASX:SUM), and has previously held directorships Asra Minerals Limited (ASX:ASR) and Okapi Resources (ASX:OKR).

Keith Li.  Mr. Li has served as our Chief Financial Officer since June 30, 2022.  Mr. Li has over 15 years of experience in accounting, audit and executive level financial management. Prior to joining Snow Lake, Mr. Li has been serving as the Chief Financial Officer at Branson Corporate Services Ltd., providing outsourced fractional CFO functions and executive level financial services to public companies, including preparation of IFRS-compliant financial statements and MD&A since November 2017. Prior to joining our company, Mr. Li was a senior auditor with McGovern Hurley LLP from September 2011 to August 2016. From August 2016 to November 2017, he held the role of External Reporting Manager for Sears Canada Inc., and was responsible in overseeing the financial reporting functions of the company. Since joining Branson, Mr. Li had assumed the roles of Chief Financial Officer for many of Branson’s publicly-listed clients, including Pharmadrug Inc. from December 2017 to present, Quinsam Capital Corporation from March 2018 to present, Psyched Wellness Ltd. since January 2020 to present, Jubilee Gold Exploration Ltd. since January 2020 to present, Universal PropTech Inc. from June 2020 to present, Corcel Exploration Inc. since March

2021 to present, US Critical Metals Corp. since August 2021 to present, and Hercules Silver Corp. since November 2022 to present. Mr. Li is responsible in overseeing the financial reporting and accounting functions of these companies. Mr. Li is a Chartered Professional Accountant and holds a Bachelor of Commerce in Finance from McGill University.

Brian Youngs.  Mr. Youngs joined our company in January 2018 and has served as our Vice President of Exploration since November 2018. Mr. Youngs has more than 25 years of experience in mining exploration. In a number of private and publicly traded junior mining companies, including Randsburg International Gold Corp. from May 2003 to June 2005, Wabana Exploration Inc. from 1999 to 2001 and Meegwich Consultants from 1996 to 2003. He has worked throughout Canada and internationally, as senior airborne geophysics technician with Geotech Ltd. Inc., from June 2008 to December 2017. Mr. Youngs graduated from Northern College – Haileybury School of Mines, Mining Engineering Technician program and is a member of the Ontario Association of Certified Engineering Technicians and Technologists. He has also received a GIS Specialist Diploma from Sault College and a Computer Graphics Design Diploma from Sheridan College.

Nachum Labkowski.  Mr. Labkowski has served as a member of our board of directors since November 2018. He is currently the Chief Executive Officer and principal investor in Halevi Enterprises, a private equity firm which Mr. Labkowski founded in 2010 that holds equity in more than 30 private companies and invests in real estate worldwide. Mr. Labkowski’s unique approach to investing has provided significant returns from those companies he has invested in to date.

Brian Imrie.  Mr. Imrie is a retired investment banker with over 30 years of experience, primarily with global firms, providing advice and raising capital for companies in multiple industries. He was with Morgan Stanley in New York and Toronto from 1983-1997, Credit Suisse First Boston from 1997-2001, ran Mergers & Acquisitions for National Bank Financial from 2001-2008 and built and ran a global M&A business for KPMG Corporate Finance from 2009-2012. He was previously the Chairman/owner of Debro Inc., a chemical distribution company and serves on several other public and private boards. He received his MBA from Harvard University in 1987 and his BA in Economics from the University of Toronto in 1983.

Shlomo Kievman.  Mr. Kievman is an experienced director bringing his extensive experience as a leader in the procurement of ideas and concepts which exemplify American innovation. Mr. Kievman, who has managed and founded several ventures and businesses over the past two decades, has an in-depth understanding and operational capacity for planning and analysis, business plan development, forecasting, financial analysis, and capital commitment planning, as well as competitive analysis and bench marking, providing the tools required to succeed. His work in public and private sectors in the USA and abroad has included business development, financial modeling, action planning, and conceptual design. Mr. Kievman graduated university with honors with a BA in Liberal Arts. He is the principal of Crown Equities, an investment firm transforming the global resources sector, leading several global organizations.

Kathleen Skerrett. Ms. Skerrett is the Chair of the Securities Group at Gardiner Roberts LLP, specializing in advising clients on forming, financing, maintaining and reorganizing public companies. Ms. Skerrett was called to the Bar in Ontario in 1996 after earning a Bachelor of Laws from the University in Toronto in 1994. She also earned a Bachelor of Commerce degree from Trinity College, University of Toronto in 1991 and has completed the Canadian Securities Course. Ms. Skerrett advises clients on all aspects of compliance with corporate and securities laws, including structuring of financing transactions, mergers and acquisition, corporate governance and continuous disclosure reporting. Ms. Skerrett has a broad breadth of industry experience including advising clients in the manufacturing, technology, financial and health and wellness sectors. In particular, she has developed a strong practice in the resource sector with expertise in both structuring mining related contracts and advising on additional public company compliance matters for this sector. Ms. Skerrett also provides advice on a variety of corporate matters to private entities. Ms. Skerrett has acted as a director and/or officer of a number of public companies listed on all of the Canadian stock exchanges and is currently on the board of directors of the Canada’s National Ballet School Foundation.

No family relationship exists between any of our directors and executive officers, except that Nachum Labkowski is Peretz Schapiro’s brother-in-law. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

Board of Directors

Nasdaq’s listing rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors currently consists of five directors, Peretz Schapiro, Nachum Labkowski, Brian Imrie, Shlomo Kievman and Kathleen Skerrett, three of whom, Mr. Imrie, Mr. Kievman and Ms. Skerrett are independent within the meaning of Nasdaq’s rules.

A director is not required to hold any shares in our company to qualify to serve as a director. Our board of directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and to issue debentures, bonds and other securities, subject to applicable stock exchange limitations, if any, whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third-party.

Board Committees

We have a standing audit committee, a compensation committee and a nominating and corporate governance committee of our board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Brian Imrie, Shlomo Kievman and Kathleen Skerrett, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule 5605(c)(2) of the Nasdaq Marketplace Rules. Brian Imrie serves as chairman of the audit committee. Our board has determined that each of Brian Imrie, Shlomo Kievman and Kathleen Skerrett qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Our compensation committee consists of Nachum Labkowski, Peretz Schapiro and Shlomo Kievman. Shlomo Kievman satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule 5605(c)(2) of the Nasdaq Marketplace Rules. Nachum Labkowski serves as chairman of the compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Nachum Labkowski, Peretz Schapiro and Kathleen Skerrett. Kathleen Skerrett serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Duties of Directors

Under Canadian law, directors have fiduciary obligations to our company. Under the MCA, directors, when exercising the powers and discharging their duties, must act honestly and in good faith with a view to the best interests of our company and exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

Under Manitoba corporate law, the MCA imposes specific statutory liabilities on directors of corporations in certain situations. In certain circumstances, directors can be held liable, for example, for the authorization of share issues for a consideration other than money at less than fair market value, or for all debts not exceeding six months’ wages payable to each of the employees for services performed for the corporation while they are directors, or for the payment of a dividend if there were reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital. Under numerous other provisions in federal and provincial statutes, directors may also face personal liability for, among other things, environmental offences, source deductions from payrolls, and tax remittances. Corporate directors have a number of defenses to legal actions in which it is alleged that they have breached their statutory or fiduciary duties, including:

●	dissenting from a resolution passed or action taken at a board meeting, which may relieve the director of any liability for the results of that decision;

●	raising a “good faith reliance” defense to an accusation of breach of a fiduciary duty, whereby the director is entitled to rely in good faith on financial statements or reports made by an officer of the corporation, the corporation’s auditor, or by other professionals, such as a lawyer, an accountant, or an engineer; and

●	availing themselves of a due diligence defense that permits directors to avoid a number of statutory liabilities, including breach of fiduciary duty, where the directors exercise the same degree of care, diligence and skill as a reasonably prudent person in comparable circumstances.

Conflicts of Interest

There are potential conflicts of interest to which the directors, officers, insiders and promoters of our company will be subject in connection with the operations of our company. Some of the directors, officers, insiders and promoters are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the business of our company. Accordingly, situations may arise where the directors, officers, insiders and promoters will be in direct competition with our company. The directors and officers of our company have a fiduciary obligation to act in the best interests of our company, avoid conflicts of interest and to disclose to all other board members any relevant information about potential conflicts. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to our company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose our company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of our company. Such conflicting legal obligations may expose our company to liability to others and impair our ability to achieve our business objectives. All of the directors or officers of our company have entered into non-competition or non-disclosure agreements with our company. Conflicts, if any, will be subject to the procedures and remedies as provided under the MCA and applicable securities laws, regulations and policies.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors. Unless the shareholders, by ordinary resolution, elect directors to hold office for a term expiring later than the close of the next annual meeting of shareholders, the term of office of a director upon election or appointment, subject to Section 103 of the MCA, shall cease at the close of the first annual meeting of shareholders following his or her election or appointment, provided that if no directors are elected at such annual meeting, he or she shall continue in office until his or her successor is elected or appointed. The following persons are disqualified by the MCA from being a director of the Company: (i) anyone who is less than 18 years of age; (ii) a person who is not an individual; and (iii) a person who has the status of a bankrupt.

Employment and Indemnification Agreements

The Company has entered into an employment agreement with Frank Wheatley. The employment agreement can be terminated by the Company without cause upon the payment of between three and twelve months of base salary depending on when such termination occurs.

The Company has entered into consulting agreements with entities owned by Peretz Schapiro and Brian Youngs. They are employed as consultants. Each consulting agreement can be terminated by the Company without cause upon the payment of ninety days’ service fees in lieu of such notice.

Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. In addition, certain of our executive officers have agreed to be bound by non-solicitation restrictions set forth in their agreements.

Although as independent contractors certain of our executive officers have been involved in other business activities, we expect that as our business operations ramp up such executive officers will devote substantially all of their time to our business operations.

We have entered into a indemnification agreement with all of our directors and officers, pursuant to which we agree to indemnify them against certain liabilities and expenses incurred by them in connection with claims made by reason of their being a director or officer.

Compensation of Directors and Officers

Currently, there are no requirements for disclosure of the compensation of officers and directors on an individual basis for our most recently completed fiscal year under Canadian law. For the fiscal year ended June 30, 2020 and June 30, 2021, we paid aggregate cash compensation of C$100,500 (approximately US$81,022) and C$200,858 (approximately US$161,930), respectively, to our directors and executive officers as a group. For the fiscal year ended June 30, 2022, we paid aggregate cash compensation of C$728,008 (approximately US$575,091 based on the average exchange rate of 1.2659), to our directors and executive officers as a group. We did not pay any other cash compensation or benefits in kind to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. Our board of directors may determine compensation to be paid to the directors and the executive officers. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors and the executive officers. For information regarding share awards granted to our directors and executive officers, see “—Stock Option Plan.”

We plan to pay aggregate cash compensation of US$234,000 and US$515,947 per fiscal year, respectively, to our directors and executive officers as a group.

Stock Option Plan

On May 1, 2019, we established the Snow Lake Resources Ltd. Stock Option Plan, which, as amended and restated on October 26, 2021, is referred to herein as the “Plan”). The purpose of the Plan is to grant stock options, or Options, to encourage eligible persons to remain with our Company and to attract new directors, officers, employees and consultants. The aggregate number of common shares that may be reserved for issuance pursuant to Options under the Plan shall not exceed 2,406,732 common shares. On September 7, 2022, the Plan was purported to be further amended and restated (the “Purported 2022 Plan”) to add cashless exercise of the Options under the Plan. On May 17, 2023, the Board determined that the September 7, 2022 meeting was neither properly called nor held and accordingly the Purported 2022 Plan, including the cashless exercise feature, was never adopted and the Plan remained the stock option plan in effect prior to the September 7, 2022 meeting. In addition, on May 17, 2023, the Board determined that in the event that it is determined by a court of competent jurisdiction in a final, non-appealable judgement that the Purported 2022 Plan were validly approved, the Board approved the removal of the cashless exercise feature from the Purported 2022 Plan and revert back to the Plan.

Options give the option holder the right to acquire from us a designated number of common shares at a purchase price that is fixed upon the grant of the option. The exercise price shall not be lower than the greater of the closing market prices of the underlying securities on: (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Purposes of Plan: The purpose of the Plan is to advance the interests of our Company, through the grant of Options, by providing an incentive mechanism to foster the interest of Eligible Persons in the success of our Company and our Affiliates; encouraging Eligible Persons to remain with our Company; and attracting new directors, officers, employees and consultants.

Administration of the Plan: The Plan is currently administered by the Board of Directors, or the Board. The Board shall have the authority to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of common shares acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant’s rights in respect of an Option or common shares acquired upon exercise of an Option may be forfeited; and to interpret the terms of the Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of the Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan. The Board’s interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon our Company, Eligible Persons, Participants and all other persons.

Eligible Persons: Eligible Persons include Directors, Officers, Employees or Consultants. An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions.

Shares Available Under the Plan: The aggregate number of common shares that may be reserved for issuance pursuant to Options under the Plan shall not exceed 10% of the outstanding common shares at the time of the granting of Options, less the aggregate number of common shares then reserved for issuance pursuant to any other share compensation arrangement.

As of the date of this prospectus, 694,325 of our common shares are reserved for future issuance under the Plan, 952,407 of our common shares are currently potentially issuable upon the exercise of outstanding options at an exercise price of US$7.50 per share, 160,000 of our common shares are potentially issuable upon the exercise of outstanding options currently issued and outstanding at an exercise price of C$2.50 (approximately US$2.02) per share, 350,000 of our common shares are currently potentially issuable upon the exercise of outstanding options issued and outstanding at an exercise price of US$2.50 per share and 250,000 of our common shares are currently potentially issuable upon the exercise of outstanding options issued and outstanding at an exercise price of US$2.25 per share.

Stock Options:

General. Subject to the provisions of the Plan, the Board has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine. No fractional common shares shall be reserved for issuance under the Plan and the Board may determine the manner in which an Option, insofar as it relates to the acquisition of a fractional Common Share, shall be treated.

Option Price. Our Company must not grant Options with an exercise price lower than the greater of the closing market prices of the underlying securities on: (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of Common Stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration of Options. if not previously exercised, an Option will expire on the expiration date established by the administrator at the time of grant. In the case of stock options, such term cannot exceed ten years.

Blackout Period. The expiration date of an Option shall automatically extend if such expiration date falls within a period, or the blackout period, during which our company prohibits Optionees from exercising their Options to the extent that: (i) the blackout period is formally imposed by our company pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information. For greater certainty, in the absence of our company formally imposing a blackout period, the expiration date of any Options will not be automatically extended in any circumstances; (ii) the blackout period must expire upon the general disclosure of the undisclosed material information. The expiration date of the affected Options can be extended to no later than ten business days after the expiry of the blackout period; and (iii) the automatic extension of an Optionee’s Options will not be permitted where the Optionee or our company is subject to a cease trade order (or similar order under securities laws) in respect of our common shares.

Vesting Schedule. Options shall vest as determined by the Board. Options that may be granted to Eligible Persons performing investor relations activities shall vest over a minimum of 12 months with no more than 1/4 of such Options vesting in any three month period.

No Rights as a Shareholder. Nothing in the Plan or any Option shall confer upon a Participant any rights as a shareholder of our company with respect to any of the common shares underlying an Option unless and until such Participant shall have become the holder of such common shares upon exercise of such Option in accordance with the terms of the Plan.

Amendment, Suspension and Termination. The Board may amend, subject to the approval of any regulatory authority whose approval is required, suspend or terminate the Plan or any portion thereof. No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of the Participant holding such outstanding Options. If the Plan is suspended or terminated, the provisions of the Plan and any administrative guidelines, rules and regulations relating to the Plan shall continue in effect for the duration of such time as any Option remains outstanding.

Non-Assignability. Options may not be assigned or transferred.

Governing Law. The Plan, all Option Agreements, the grant and exercise of Options thereunder, and the sale, issuance and delivery of common shares thereunder upon exercise of Options are governed by the laws of the Province of Manitoba and the federal laws of Canada. The Courts of the Province of Manitoba shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising under the Plan.

Other Material Provisions: Every Option shall be evidenced by an Option Agreement executed by us and the Participant, which shall, if the participant is an employee, consultant or management company employee, contain a representation and warranty by us and such Participant. In the event of changes in our outstanding common shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the common shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in: (i) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to the Plan; (ii) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and (iii) the vesting of any Options.

Restricted Share Units

The Board has the authority to grant restricted share units (“RSUs”) to directors, officers, employees or consultants of the Company. The Board may specify the terms of RSUs at its discretion, including the number of RSUs granted, and vesting and acceleration provisions. Each RSU provides the recipient with the right to receive one (1) common share as a discretionary payment in consideration of past services or as an incentive for future services, with such additional provisions and restrictions as the Board may determine. Each RSU grant (“RSU Award”) shall be evidenced by a restricted share unit award agreement (the “RSU Award Agreement”) which shall be subject to the terms and conditions set out in the RSU Award Agreement.

RSUs may not be assigned or transferred, unless specifically permitted in a RSU Award Agreement. If not previously vested, the common shares reserved for issuance pursuant to the RSU Award expire on the earliest of the date specified by the Board, subject to a maximum term of ten (10) years from the date of the RSU Award, unless accelerated or earlier terminated in connection with certain events. All vested and unvested RSU Awards terminate immediately upon termination of the recipient’s services to the Company. The Board may amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively, provided that, no such amendment adversely affect the recipient’s material rights under the RSU Award Agreement without the recipient’s consent.

Certain holders of RSUs have a right (the “Put Right”) exercisable at any one or more time on or after any RSUs are vested, but prior to the conversion into common shares to sell the vested RSUs (the “Put RSUs”) in which case, the Company will be obligated to acquire the Put RSUs at a price equal to US$2.50 per Put RSU.

No RSU Award Agreement shall confer upon the holder of RSUs any rights as a shareholder of the Company with respect to any of the common shares underlying RSUs unless and until such holder of RSUs shall have become the holder of such common shares upon the vesting of such RSUs in accordance with the terms of the RSU Award Agreement.  All RSU Award Agreements, and the RSU Awards, and the issuance and delivery of the common shares thereunder upon vesting of RSUs are governed by the laws of the Province of Manitoba and the federal laws of Canada. The Courts of the Province of Manitoba shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising under the RSU Award Agreements.

SHARE OWNERSHIP OF NEW CHIEF EXECUTIVE OFFICER

The following table sets forth certain information with respect to the beneficial ownership of our common shares as of the date of this prospectus for our new chief executive officers.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

	Common Shares Beneficially Owned Prior to this Offering(1)
Name of Beneficial Owner	Shares	%
Frank Wheatley, Chief Executive Officer (2)	200,000	1.09%

(1)

As of the date of this prospectus, a total of 18,185,810 common shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator.

(2)

Consists of 200,000 restricted stock units (“RSUs”) none of which are currently exercisable within 60 days and options for the purchase of 250,000 common shares, none of which are exercisable within 60 days. The RSUs are exercisable for the corresponding number of common shares and vest as follows:  33,000 RSUs shall vest upon the volume weighted average price (“VWAP”) of the Corporation’s common shares exceeding the greater of each of these thresholds for a period of 20 consecutive trading days: (i) US$3.00; (ii) US$3.50; (iii) US$4.50; and (iv) US$5.50, and 34,000 RSUs shall vest upon the “VWAP of the Corporation’s common shares exceeding the greater of each of these thresholds for a period of 20 consecutive trading days:  (i) US$6.50; and (ii) US$7.50.  The options have an exercise price of US$2.25 per share and a term of three years. They are subject to vesting over 18 months with 25% of such Options vesting on January 17, 2024, an additional 25% vesting on July 17, 2024 and the remaining 50% vesting on January 17, 2025. None of the options are exercisable within 60 days of the date of this prospectus.  Mr. Wheatley’s address is c/o our company, Snow Lake Resources Ltd., 360 Main St 30th Floor, Winnipeg, Manitoba R3C 4G1 Canada.

See “Description of Share Capital—History of Securities Issuances” for historical changes in our shareholding.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, common shares, preferred shares, warrants, and/or units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed US$100 million.

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this prospectus, we had 18,185,810 common shares issued and outstanding held by 137 holders as shown on our shareholder list dated as of May 1, 2023.

Our share capital consists of an unlimited number of common shares, no par value per share, of which 18,185,810 are issued and outstanding, and an unlimited number of preferred shares, issuable in series, no par value per share, none of which are issued and outstanding.

Options

We have granted to employees, consultants, and directors options to purchase 1,712,407 common shares under our  stock option plan and we currently have 694,325 remaining options available for issuance under our amended and restated stock option plan ratified on May 17, 2023. See “Management—Stock Option Plan.”

Restricted Share Units

As of the date of this prospectus, there are 670,000 RSUs outstanding pursuant to RSU Award Agreements, none of which have vested, 70,000 of the RSUs vest on January 30, 2024, with the remainder to vest at various stages pending conditions of certain milestones.

History of Securities Issuances

The following is a list of securities issuances since June 30, 2022:

On January 27, 2023, the Company issued 240,000 common shares to settle a debt of USD$480,000 owed to a director, in relation to services related to the requisitioning of shareholders, which the Company had agreed to complete the settlement on behalf of the director.

On January 30, 2023, the Company granted 350,000 stock options to various directors. The options are exercisable at a price of USD$2.50 per common share for a period of five years. The options vested immediately on grant. The Company also granted 470,000 RSUs to various directors. 70,000 RSUs vest on January 30, 2024, with the remainder to vest at various stages pending conditions of certain milestones.

On February 16, 2023, 110,000 stock options exercisable at USD$7.50 previously granted to certain former officers and directors of the Company, were cancelled.

On February 16, 2023, the Company granted 225,000 warrants to an advisor of the Company. 75,000 of the warrants are exercisable at a price of USD$3.00 per common share, 75,000 of the warrants are exercisable at a price of USD$4.00 per common share, and 75,000 of the warrants are exercisable at a price of USD$5.00 per common share, all for a period of two years from the date of issuance.

On March 9, 2023, the Company issued 21,052 common shares to complete the exercise of warrants for proceeds to us of C$31,578 (approximately US$23,311.68).

On March 31, 2023, the Company granted 500,000 warrants as part of a settlement with shareholders who successfully requested a special meeting of shareholders. The warrants are exercisable at a price of USD$2.50 per common share for a period of three years from the date of issuance.

On July 14, 2023, the Company granted 250,000 stock options to its new CEO Frank Wheatley. The options are exercisable at a price of USD$2.25 per common share for a period of three years. The options vest over a period of eighteen months following the date of grant. The Company also granted 200,000 RSUs to Mr. Wheatley, all of which vest at various stages pending achievement of certain milestones.  See “Share Ownership of New Chief Executive Officer” for further details regarding the vesting of Mr. Wheatley’s options and RSUs.

Limitation of Liability and Indemnification of Directors and Officers

Under the MCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity which the Company is or was a shareholder or creditor of, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

However, indemnification is prohibited under the MCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful;

Our bylaws require us to indemnify each of our current or former directors and officers and each individual who acts or acted at our request as a director or officer of another entity which the Company is or was a shareholder or creditor of, as well as their respective heirs and successors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they were made a party by reason of being or having been a director or officer, except as may be prohibited by the MCA.

We have entered into indemnification agreements with our officers and directors, pursuant to which we agree to indemnify them against certain liabilities and expenses incurred by them in connection with claims made by reason of their being a director or officer. The indemnity agreements with our directors and our executive officers provide, among other things, that we will indemnify our directors and executive officers to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of our directors and executive officers actions in the exercise of their duties as a director or officer; provided that, we shall not indemnify such individuals if, among other things, they did not act honestly and in good faith with a view to our best interests, in the case of a criminal or penal action, the individuals did not have reasonable grounds for believing that their conduct was lawful or the individuals did not exercise the care, diligence and skill that a reasonable prudent person would exercise in comparable circumstances.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our current directors, officers, employees or agents in which indemnification would be required or permitted.

Material differences between Manitoba Corporate Law and Delaware General Corporation Law

Our corporate affairs are governed by our articles of incorporation, as amended, and bylaws and the provisions of the MCA. The MCA differs from the various state laws applicable to U.S. corporations and their stockholders. The following is a summary of the material differences between the MCA and the Delaware General Corporation Law, or DGCL. This summary is qualified in its entirety by reference to the DGCL, the MCA and our governing corporate instruments.

Number and Election of Directors

Under the DGCL, the board of directors must consist of at least one number. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by a plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.

Under the MCA, the board of directors must consist of at least three members, at least two of whom shall not be officers or employees of us or our affiliates, so long as Snow Lake has issued securities of which are or were part of a distribution to the public and remain outstanding and are held by more than one person. Under the MCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.

Director Qualifications

Delaware law does not have director residency requirements comparable to those of the MCA. Delaware law permits a corporation to prescribe qualifications for directors under its certificate of incorporation or bylaws.

Under the MCA, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the MCA to become, act or continue to act as a director. The MCA provides that the following persons are disqualified from being a director of a corporation: (i) a person who is less than 18 years of age; (ii) a person who is not an individual; and (iii) a person who has the status of a bankrupt. Further, the MCA provides that at least 25% of the directors of the company must be resident Canadians, or at least one of the directors if the company has less than four directors.

Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the MCA, vacancies that exist on the board of directors may be filled by the board of directors if the remaining directors constitute a quorum, unless the vacancy results from an increase in the number or minimum number of directors or a failure to elect the number or minimum number of directors provided for in the articles, in which case, or if the remaining directors do not constitute a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Transactions with Directors and Officers

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

The MCA requires that a director or officer of a corporation who is: (i)  is a party to a material contract or proposed material contract with the corporation; or (ii) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors (or committees of directors) the nature and extent of his or her interest. An interested director is prohibited from voting on a resolution to approve the contract or transaction except in specific circumstances, such as a contract or transaction relating primarily to his or her remuneration as a director, a contract or transaction for indemnification or liability insurance of the director, or a contract or transaction with an affiliate of the corporation.

If a director or officer does not disclose his or her interest in accordance with the MCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the MCA, the corporation or a shareholder may ask the court to set aside the contract or transaction, according to the conditions the court sees fit. However, if a director or officer has disclosed his or her interest in accordance with the MCA and the contract or transaction was reasonable and fair to the corporation at the time it was approved by the directors, the contract or transaction is not invalid by reason only of the interest of the director or officer or that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction.

Limitation on Liability of Directors

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director, except for liability: (i) for breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL which concerns unlawful payment of dividends, stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

The MCA does not permit the limitation of a director’s liability as the DGCL does. However, the MCA provides that the corporation may indemnify directors and officers against liabilities incurred in the course of their duties and may purchase and maintain insurance against any liability incurred by the individual in their capacity as a director or officer. Further, the MCA provides that an officer or director is entitled to indemnity from a corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation, if the person seeking indemnity (i) was substantially successful on the merits in his or her defence of the action or proceeding, and (ii) he or she acted honestly and in good faith with a view to the best interest of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A director may also limit his liability by having his or her dissent entered into the minutes in respect of a decision or, by resigning from the board prior to the decision being made.

Call and Notice of Shareholder Meetings

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the MCA, written notice of the shareholders must be given to each shareholder entitled to vote at the meeting, each director and the auditor of the corporation not less than twenty-one nor more than fifty days before the date of the meeting and shall specify the time and place of the meeting. Notice of a meeting of shareholders at which special business is to be transacted must state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

Under the MCA, an annual meeting of shareholders must be held no later than fifteen months after holding the last preceding annual meeting. Under the MCA, the directors of a corporation may call a special meeting at any time.

In addition, holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Shareholder Action by Written Consent

Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.

Under the MCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Shareholder Nominations and Proposals

Under the MCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at a shareholders’ meeting and, subject to certain exceptions, such shareholder’s compliance with the prescribed time periods and other requirements of the MCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to the meeting for which it solicits proxies. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the last annual shareholders’ meeting.

In addition, the MCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five percent of the shares or five percent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

The DGCL does not have a comparable provision.

Amendment of Governing Instrument

Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation nay, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Under the MCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Under the MCA, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation and they must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

Votes on Mergers, Consolidations and Sales of Assets

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the MCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution” of the shareholders.

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissenter’s Rights of Appraisal

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the MCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations), (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of that class of shares, (iii) an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on, (iv) a continuance under the laws of another jurisdiction, (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business, (vi) an amendment to the corporation’s articles to convert the corporation from a corporation with share capital into a corporation without share capital (or vice versa), or (vii) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy, unless otherwise authorized by the court. The MCA provides these dissent rights for both listed and unlisted shares.

Under the MCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy where: (i) any act or omission of a corporation or any of its affiliates effects a result; (ii) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner; that is oppressive or unfairly prejudicial or that unfairly disregards the interests of any securityholder.

Oppression Remedy

The MCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any security holder, creditor, director or officer of the corporation if an application is made to a court by a “complainant”. An “complainant” with respect to a corporation means any of the following: (i) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates; (iii) the director appointed pursuant to the MCA; and (iv) any other person who in the discretion of the court has the interest to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants by making any interim or final order that it thinks fit including, without limiting the foregoing, (i) an order restraining the conduct complained of, (ii) an order appointing a receiver or receiver-manager, (iii) an order to regulate the corporation’s affairs by amending the articles or by-laws or creating or amending a unanimous shareholders agreement, (iv) an order directing an issue or exchange of securities, (v) an order appointing directors in place of or in addition to all or any of the directors then in office, (vi) an order directing a corporation, subject to certain restrictions, or any other person, to purchase securities of a security holder, (vii) an order directing the corporation, subject to certain restrictions, or any other person, to pay to a security holder any part of the moneys paid by him or her for securities, (viii) an order varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract, (ix) an order requiring the corporation, within a time specified by the court, to produce to the court or an interested person financial statements, (x) an order compensating an aggrieved person, (xi) an order directing rectification of the registers or other records of a corporation; (xii) an order liquidating and dissolving the corporation; (xiii) an order directing an investigation; or (xiv) an order requiring the trial of any issue. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs, including legal fees and disbursements, of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint. The DGCL does not provide for a similar remedy.

Shareholder Derivative Actions

Under Delaware law, stockholders may bring derivative actions on behalf of, and for the benefit of, the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains.

Under the MCA, a complainant may apply to a court for leave to bring an action in the name of, and on behalf of, the corporation or its subsidiary, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or on behalf of its subsidiary. Under the MCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the required notice to the directors of the corporation or of the subsidiary, as applicable, of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; (iii) it appears to be in the best interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the MCA, the court in a derivative action may make any order it thinks fit including, without limiting the generality of the foregoing, (i) an order authorizing the complainant or any other person to control the conduct of the action, (ii) an order giving directions for the conduct of the action, (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary, and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action.

Anti-Takeover and Ownership Provisions

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

Rules and policies of certain Canadian securities regulatory authorities, including the Manitoba Securities Commission, such as Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, or National Instrument 62-104 – Take-over Bids and Issuer Bids, contain requirements in connection with, among other things, ‘related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

Under Multilateral Instrument 61-101, the term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with related party transaction including related to the valuation. Multilateral Instrument 61-101 also required, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

National Instrument 62-104 provides that a take-over bid is triggered when a person makes “an offer to acquire voting securities or equity securities of a class made to one or more persons … where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire...” When a take-over bid is triggered, an offeror must comply with certain requirements. These include, among other things, making the offer of identical consideration to all holders of the class of security that is the subject of the bid; making a public announcement of the bid in a newspaper; and sending out a bid circular to security holders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a take-over bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or are not making a recommendation regarding the bid. Strict timelines must be adhered to.

National Instrument 62-104 further requires that whenever a person acquires beneficial ownership of, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into voting or equity securities of any class of a reporting issuer that, together with the person’s securities of that class, would constitute 10% or more of the outstanding securities of that class, the person must promptly file a press release announcing that fact and file an “early warning report” with applicable Canadian securities regulators. An additional news release and report must be filed at each instance the person acquires an additional 2% or more of the outstanding securities or securities convertible into 2% or more of the outstanding securities.

An “issuer bid” is defined in Multilateral Instrument 62-104 to be “an offer to acquire or redeem securities of an issuer made by the issuer to one or more persons…” Similar requirements to a takeover bid exist for issuer bids. Multilateral Instrument 62-104 also contains a number of exemptions to the take-over bid and issuer bid requirements.

Other Important Provisions in our Articles of Incorporation and Bylaws

The following is a summary of certain important provisions of our articles of incorporation, as amended, and our bylaws, as amended. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and bylaws. For further information, please refer to the full version of our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes of the Company

Our articles of incorporation do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles of incorporation on the business that we may carry on.

Directors

Interested Transactions

The MCA states that a director must disclose to us, in accordance with the provisions of the MCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless the contract or transaction:

●	relates primarily to the director’s remuneration as a director, officer, employee or agent of us or an affiliate;

●	is for indemnity or insurance otherwise permitted under the MCA; or

●	is with an affiliate.

Remuneration of Directors

The MCA provides that the remuneration of our directors, if any, may be determined by our directors subject to our articles of incorporation and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any of our employees who are also directors.

Age Limit Requirement

Neither our articles of incorporation nor the MCA impose any mandatory age-related retirement or non-retirement requirement for our directors.

Share Ownership

Neither our articles of incorporation nor the MCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. Our board of directors has discretion to prescribe minimum share ownership requirements for directors.

Quorum

Under our bylaws, the quorum for the transaction of business at a meeting of our board of directors is a majority of the number of directors.

Borrowing Powers

Pursuant to our bylaw relating to the borrowing powers of our directors, our board of directors may: (i) borrow money upon our credit; (ii) issue, re-issue, sell or pledge debt obligations of the Corporation; (iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation; and (iv) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

Action Necessary to Change the Rights of Holders of Our Shares

Our shareholders can authorize the amendment of our articles of incorporation to create or vary the special rights or restrictions attached to any of our shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (1) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting or (2) a resolution consented to in writing by all of the shareholders entitled to vote.

Shareholder Meetings

We must hold an annual general meeting of our shareholders at least once every year at such day and time as determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders must be held in the City of Winnipeg, in Manitoba, or at such other place within Manitoba or, at a place outside Canada if the place is specified in our articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

Our directors may, at any time, call a special meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders’ meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the MCA, shareholders entitled to notice of a meeting may waive the period of notice for that meeting, provided applicable securities laws requirements are met.

A quorum for meetings under our bylaws is one person present and holding, or represented by proxy, 51% of the issued shares entitled to be voted at the meeting. If a quorum is not present at the opening of the meeting, the shareholders may adjourn the meeting to a fixed time and place but may not transact any further business.

Holders of our outstanding common shares are entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor and any other persons invited by our chairman or directors or with the consent of those at the meeting are entitled to attend at any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Impediments to Change of Control

Our articles of incorporation do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition, or the Commissioner. Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Canada Act, national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LITM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States will be Endeavor Trust Corporation. The address for Endeavor Trust Corporation is Suite 702, 777 Hornby Street, Vancouver, BC V6Z 1S4 Canada, and the telephone number is 604-559-8880.

DESCRIPTION OF COMMON SHARES

Under our amended articles of incorporation, the holders of our common shares are entitled to one vote for each share held at any meeting of the shareholders. Subject to the prior rights of the holders of our preferred shares, the holders of our common shares are entitled to receive dividends as and when declared by our board of directors. See “Dividend Policy.” Subject to the prior payment to the holders of our preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets. Holders of common shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares. There are no provision in our amended articles requiring holders of common shares to contribute additional capital, or permitting or restricting the issuance of additional securities or any other material restrictions. The rights, preferences and privileges of the holders of common shares will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares that we may designate in the future.

As of the date of this prospectus, we have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our Board of Directors may deem relevant. Further, under the terms of the MCA, we are prohibited from declaring or paying a dividend if our Board has reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital.

DESCRIPTION OF PREFERRED SHARES

The following is a brief summary of certain general terms and provisions of the preferred shares that may be offered pursuant to this prospectus. This summary does not purport to be complete. The particular terms and provisions of the preferred shares as may be offered pursuant to this prospectus will be set forth in the applicable prospectus supplement pertaining to such offering of preferred shares, and the extent to which the general terms and provisions described below may apply to such preferred shares will be described in the applicable prospectus supplement.

Under our amended articles of incorporation, we are authorized to issue, without shareholder approval, an unlimited number of preferred shares, and subject to the provisions of the MCA, having the rights, privileges, restrictions and conditions, including dividend and voting rights, as set out in the articles, and such rights and privileges, including dividend and voting rights, may be superior to those of the common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common shares and the voting and other rights of the holders of common shares.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the warrants.

The Company may issue warrants for the purchase of our common shares and/or other securities. The particular terms and provisions of the warrants offered pursuant to this prospectus will be set forth in the applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply to such warrants, will be described in such prospectus supplement.

The Company may offer warrants separately or together with common shares or preferred shares, as the case may be, and such warrants may be attached to, or separate from, any such offered securities. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a warrant agent.  The Company will issue warrants under a warrant indenture or agreement to be entered into between the Company and a warrant agent named in the applicable prospectus supplement at the time of issuance of the Warrants  or will be represented by warrant certificates issued by the Company. Each such warrant indenture or agreement or warrant certificate, as supplemented or amended from time to time, will set out the terms and conditions of the applicable warrants. The statements in this prospectus relating to any warrant indenture or agreement or warrant certificate and the warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture or agreement or warrant certificate, as applicable.

Any prospectus supplement for warrants will contain the terms and conditions and other information relating to the warrants being offered, including:

●	the exercise price of the warrants;

●	the designation of the warrants;

●	the aggregate number of warrants offered and the offering price;

●	the designation, number and terms of our common shares and/or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	the currency or currency unit in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	whether such warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	any other rights, privileges, restrictions and conditions attaching to the warrants; and

●	any other specific terms.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities issuable on exercise of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	whether the securities comprising the units will be listed on any securities exchange; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Seyfarth Shaw LLP. The validity of the common shares offered in this offering and certain other legal matters as to Canada law will be passed upon for us by MLT Aikins LLP. Seyfarth Shaw LLP may rely upon MLT Aikins LLP with respect to matters governed by Canadian law.

EXPERTS

Our consolidated financial statements as of June 30, 2021 and 2022 and for the years then ended included in this prospectus have been audited by DeVisser Gray LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of DeVisser Gray LLP are located at 401-905 West Pender Street, Vancouver, BC V6C 1L6.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the securities may subject holders to Canadian federal income tax consequences. The applicable prospectus supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax consideration. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the securities may subject holders to U.S. federal income tax consequences. The applicable prospectus supplement may describe certain U.S. federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Province of Manitoba, Canada. The Majority of our directors and officers, as well as the certain experts named in the “Experts” section of this prospectus, reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. In addition, it may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. The Supreme Court of Canada has repeatedly affirmed that the requirements to enforce a foreign judgment are as follows:

●	the judgment of the foreign court must be final and conclusive;

●	the court granting the foreign judgment must have had jurisdiction over the parties and the cause of action;

●	the action to enforce a foreign judgment must have been commenced within applicable limitation periods;

●	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not incompatible with Canadian concepts of justice or contrary to the laws governing enforcement of judgments; and

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42th Street, 18th Floor, New York, N.Y. 10168.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the

Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers, purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario). Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Canadian purchasers should refer to any applicable provisions of the securities legislation of their province or territory for particulars of these rights or consult with a legal advisor.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://snowlakelithium.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.  We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F and any other reports on Form 6-K that we subsequently furnish to the SEC under the Exchange Act after (i) the date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus:

●	our Annual Report on Form 20-F for the year ended June 30, 2022, filed with the SEC on November 1, 2022;

●	our Reports on Form 6-K filed with the SEC on November 23, 2022, December 6, 2022, December 15, 2022, December 15, 2022, December 20, 2022, January 11, 2023, January 17, 2023, January 19, 2023, January 31, 2023, March 8, 2023, March 16, 2023, and March 31, 2023; and

●	the description of our common shares contained in our Registration Statement on Form 8-A12B filed with the SEC on November 18, 2021.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document over different information included in this prospectus or any accompanying prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.  We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada, Attn: Peretz Schapiro. Please direct your telephone requests to us at (204) 815-5806.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts and commissions, which are expected to be incurred by us in connection with the offer and sale of the securities listed herein. All amounts shown are in US dollars and are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority filing fee. These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

SEC registration fee		$11,600
FINRA filing fee		$15,500
Printer fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

16,000,000 Common Shares

Snow Lake Resources Ltd.

PROSPECTUS SUPPLEMENT

ThinkEquity

January 23, 2025